                                                      FILED PURSUANT TO RULE 433
                                          REGISTRATION STATEMENT NO.: 333-130755

STRUCTURAL AND COLLATERAL INFORMATION

$1,798,186,000 (APPROXIMATE OFFERED CERTIFICATES)

$1,978,746,808 (APPROXIMATE TOTAL COLLATERAL BALANCE)

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-3
OFFERED CLASSES A-1, A-2, A-3, A-4, A-1A, A-M, A-J, B AND C CERTIFICATES

BANC OF AMERICA COMMERCIAL MORTGAGE TRUST 2006-3
ISSUING ENTITY

BANK OF AMERICA, NATIONAL ASSOCIATION
SPONSOR AND MORTGAGE LOAN SELLER

BANK OF AMERICA, NATIONAL ASSOCIATION
MASTER SERVICER

LNR PARTNERS, INC.
SPECIAL SERVICER

JULY 2006

THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE
SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST,
YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER
DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT
THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS FOR FREE BY VISITING
EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, THE ISSUER, ANY
UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND
YOU THE PROSPECTUS IF YOU REQUEST IT BY CALLING TOLL-FREE 1-800-294-1322 OR YOU
E-MAIL A REQUEST TO DG.PROSPECTUS_DISTRIBUTION@BOFASECURITIES.COM. THE
SECURITIES MAY NOT BE SUITABLE FOR ALL INVESTORS. BANC OF AMERICA SECURITIES
LLC AND THE OTHER UNDERWRITERS AND THEIR AFFILIATES MAY ACQUIRE, HOLD OR SELL
POSITIONS IN THESE SECURITIES, OR IN RELATED DERIVATIVES, AND MAY HAVE AN
INVESTMENT OR COMMERCIAL BANKING RELATIONSHIP WITH THE ISSUER. SEE "IMPORTANT
NOTICE REGARDING THE OFFERED CERTIFICATES" IN THIS FREE WRITING PROSPECTUS.

                        BANC OF AMERICA SECURITIES LLC

                                   ----------

CITIGROUP                                                   GOLDMAN, SACHS & CO.

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-3
--------------------------------------------------------------------------------

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES
--------------------------------------------------------------------------------

THE ASSET-BACKED SECURITIES REFERRED TO IN THESE MATERIALS, AND THE ASSET POOLS
BACKING THEM, ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE
POSSIBILITY THAT ONE OR MORE CLASSES OF SECURITIES MAY BE SPLIT, COMBINED OR
ELIMINATED AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS)
AND ARE OFFERED ON A "WHEN, AS AND IF ISSUED" BASIS. YOU UNDERSTAND THAT, WHEN
YOU ARE CONSIDERING THE PURCHASE OF THESE SECURITIES, A CONTRACT OF SALE WILL
COME INTO BEING NO SOONER THAN THE DATE ON WHICH THE RELEVANT CLASS HAS BEEN
PRICED AND WE HAVE CONFIRMED THE ALLOCATION OF SECURITIES TO BE MADE TO YOU;
ANY "INDICATIONS OF INTEREST" EXPRESSED BY YOU, AND ANY "SOFT CIRCLES"
GENERATED BY US, WILL NOT CREATE BINDING CONTRACTUAL OBLIGATIONS FOR YOU OR US.

BECAUSE THE ASSET-BACKED SECURITIES ARE BEING OFFERED ON A "WHEN, AS AND IF
ISSUED" BASIS, ANY SUCH CONTRACT WILL TERMINATE, BY ITS TERMS, WITHOUT ANY
FURTHER OBLIGATION OR LIABILITY BETWEEN US, IF THE SECURITIES THEMSELVES, OR
THE PARTICULAR CLASS TO WHICH THE CONTRACT RELATES, ARE NOT ISSUED. BECAUSE THE
ASSET-BACKED SECURITIES ARE SUBJECT TO MODIFICATION OR REVISION, ANY SUCH
CONTRACT ALSO IS CONDITIONED UPON THE UNDERSTANDING THAT NO MATERIAL CHANGE
WILL OCCUR WITH RESPECT TO THE RELEVANT CLASS OF SECURITIES PRIOR TO THE
CLOSING DATE. IF A MATERIAL CHANGE DOES OCCUR WITH RESPECT TO SUCH CLASS, OUR
CONTRACT WILL TERMINATE, BY ITS TERMS, WITHOUT ANY FURTHER OBLIGATION OR
LIABILITY BETWEEN US (THE "AUTOMATIC TERMINATION"). IF AN AUTOMATIC TERMINATION
OCCURS, WE WILL PROVIDE YOU WITH REVISED OFFERING MATERIALS REFLECTING THE
MATERIAL CHANGE AND GIVE YOU AN OPPORTUNITY TO PURCHASE SUCH CLASS. TO INDICATE
YOUR INTEREST IN PURCHASING THE CLASS, YOU MUST COMMUNICATE TO US YOUR DESIRE
TO DO SO WITHIN SUCH TIMEFRAME AS MAY BE DESIGNATED IN CONNECTION WITH YOUR
RECEIPT OF THE REVISED OFFERING MATERIALS.

                                   ----------

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC, Citigroup Global Markets Inc. and Goldman, Sachs & Co.
(each an "Underwriter" and, collectively, the "Underwriters") make no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriters and their respective affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and subject to change.
Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting
EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you
e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities
LLC and the other Underwriters and their respective affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer.

                                   ----------

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting
EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you
e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities
LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important
Notice Regarding the Offered Certificates" in this free writing prospectus.

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-3
--------------------------------------------------------------------------------

                                   ----------

                             IRS CIRCULAR 230 NOTICE

THIS FREE WRITING PROSPECTUS IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT
BE USED, FOR THE PURPOSE OF AVOIDING U.S. FEDERAL, STATE OR LOCAL TAX
PENALTIES. THIS FREE WRITING PROSPECTUS IS WRITTEN AND PROVIDED BY THE
UNDERWRITERS IN CONNECTION WITH THE PROMOTION OR MARKETING OF THE TRANSACTIONS
OR MATTERS ADDRESSED HEREIN. INVESTORS SHOULD SEEK ADVICE BASED ON THEIR
PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

                                   ----------

The file number of the registration statement to which this free writing prospectus relates is 333-130755.

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting
EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you
e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities
LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important
Notice Regarding the Offered Certificates" in this free writing prospectus.

                                TABLE OF CONTENTS

Transaction Structure

Mortgage Pool Characteristics as of the Cut-off Date

Ten Largest Mortgage Loans

                      (This Page Intentionally Left Blank)

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-3
--------------------------------------------------------------------------------

STRUCTURE OVERVIEW
--------------------------------------------------------------------------------

OFFERED CERTIFICATES

                                    APPROX.
          EXPECTED     CERTIFICATE    % OF                                        ASSUMED
           RATINGS      BALANCE OR  INITIAL  APPROX.    WEIGHTED   PRINCIPAL       FINAL
        ------------     NOTIONAL     POOL   CREDIT     AVERAGE      WINDOW     DISTRIBUTION     RATE
CLASS   FITCH/S&P(1)    AMOUNT(2)   BALANCE  SUPPORT LIFE (YRS)(3)  (MOS)(3)      DATE(3)        TYPE
------- ------------ -------------- -------  ------- ------------- --------- ----------------- --------

A-1(4)   AAA / AAA   $   42,000,000  2.123%  30.000%   2.52          1 - 54  February 10, 2011 Fixed(5)
A-2(4)   AAA / AAA   $   43,500,000  2.198%  30.000%   5.80         54 - 79    March 10, 2013  Fixed(5)
A-3(4)   AAA / AAA   $   60,000,000  3.032%  30.000%   7.93         79 - 108  August 10, 2015  Fixed(5)
A-4(4)   AAA / AAA   $1,020,483,000 51.572%  30.000%   9.79        108 - 118   June 10, 2016   Fixed(5)
A-1A(4)  AAA / AAA   $  219,139,000 11.075%  30.000%   6.69         1 - 118    June 10, 2016   Fixed(5)
A-M      AAA / AAA   $  197,875,000 10.000%  20.000%   9.86        118 - 118   June 10, 2016   Fixed(5)
A-J      AAA / AAA   $  153,353,000  7.750%  12.250%   9.86        118 - 119   July 10, 2016   Fixed(5)
B         AA / AA    $   42,048,000  2.125%  10.125%   9.94        119 - 119   July 10, 2016   Fixed(5)
C        AA- / AA-   $   19,788,000  1.000%   9.125%   9.94         119-119    July 10, 2016   Fixed(5)

NON-OFFERED CERTIFICATES(6)

                                     APPROX.
           EXPECTED     CERTIFICATE    % OF                                      ASSUMED
            RATINGS      BALANCE OR  INITIAL APPROX.    WEIGHTED   PRINCIPAL      FINAL
        -------------     NOTIONAL     POOL   CREDIT    AVERAGE      WINDOW    DISTRIBUTION        RATE
CLASS    FITCH/S&P(1)    AMOUNT(2)   BALANCE SUPPORT LIFE (YRS)(3)  (MOS)(3)     DATE(3)           TYPE
------- ------------- -------------- ------- ------- ------------- --------- --------------- ----------------

D           A / A     $   32,154,000  1.625%  7.500%      9.94     119 - 119  July 10, 2016       Fixed(5)
E          A- / A-    $   17,314,000  0.875%  6.625%      9.94     119 - 119  July 10, 2016       Fixed(5)
F        BBB+ / BBB+  $   22,261,000  1.125%  5.500%      9.94     119 - 119  July 10, 2016       Fixed(5)
G         BBB / BBB   $   17,314,000  0.875%  4.625%      9.94     119 - 119  July 10, 2016       Fixed(5)
H        BBB- / BBB-  $   22,261,000  1.125%  3.500%      9.94     119 - 119  July 10, 2016       Fixed(5)
J         BB+ / BB+   $   12,367,000  0.625%  2.875%      9.94     119 - 119  July 10, 2016       Fixed(5)
K          BB / BB    $    7,421,000  0.375%  2.500%      9.94     119 - 119  July 10, 2016       Fixed(5)
L         BB- / BB-   $    7,420,000  0.375%  2.125%      9.94     119 - 119  July 10, 2016       Fixed(5)
M          B+ / B+    $    2,473,000  0.125%  2.000%      9.94     119 - 119  July 10, 2016       Fixed(5)
N          NR / B     $    7,421,000  0.375%  1.625%      9.94     119 - 119  July 10, 2016       Fixed(5)
O          NR / B-    $    4,947,000  0.250%  1.375%      9.94     119 - 119  July 10, 2016       Fixed(5)
P          NR / NR    $   27,207,808  1.375%  0.000%     10.00     119 - 120 August 10, 2016      Fixed(5)
XW        AAA / AAA   $1,978,746,808    N/A     N/A         (7)       N/A          N/A       Variable Rate(7)

(1)  Ratings shown are those of Fitch Ratings and Standard & Poor's Ratings
     Services, a division of The McGraw-Hill Companies, Inc., respectively.

(2)  As of the delivery date. Subject to a variance of plus or minus 5.0%.

(3)  Based on the maturity assumptions (as defined under "YIELD AND MATURITY
     CONSIDERATIONS" in the prospectus supplement). As of the delivery date, calculations for the certificates assumed no prepayments will be made on the mortgage loans prior to their related maturity dates (or, in the case of the mortgage loans with anticipated repayment dates, the related anticipated repayment date).

(4)  For purposes of making distributions to the Class A-1, A-2, A-3, A-4 and
     A-1A Certificates, the pool of Mortgage Loans will be deemed to consist of two distinct loan groups, Loan Group 1 and Loan Group 2. Loan Group 1 will consist of 80 Mortgage Loans, representing approximately 88.9% of the aggregate principal balance of the pool of Mortgage Loans as of the Cut-off
     Date. Loan Group 2 will consist of 17 Mortgage Loans, representing approximately 11.1% of the aggregate principal balance of the pool of
     Mortgage Loans as of the Cut-off Date. Loan Group 2 will include approximately 100.0% of the aggregate principal balance of all the Mortgage
     Loans secured by multifamily properties.

     So long as funds are sufficient on any distribution date to make distributions of all interest on such distribution date to the Class A-1,
     A-2, A-3, A-4, A-1A and XW Certificates, interest distributions on Class
     A-1, A-2, A-3, A-4 and XW Certificates will be based on amounts available relating to Mortgage Loans in Loan Group 1 and interest distribution on the
     Class A-1A Certificates will be based on amounts available relating to
     Mortgage Loans in Loan Group 2. In addition, generally, the Class A-1, A-2,
     A-3 and A-4 Certificates will only be entitled to receive distributions of principal collected or advanced in respect of Mortgage Loans in Loan Group
     1 until the certificate balance of the Class A-1A Certificates has been reduced to zero, and the Class A-1A Certificates will only be entitled to receive distributions of principal collected or advanced in respect of
     Mortgage Loans in Loan Group 2 until the certificate balance of the Class
     A-1, A-2, A-3 and A-4 Certificates have been reduced to zero. However, on and after any distribution date on which the certificate balances of the
     Class A-M through Class P Certificates have been reduced to zero, distributions of principal collected or advanced in respect of the pool of
     Mortgage Loans will be distributed to the Class A-1, A-2, A-3, A-4 and A-1A
     Certificates pro rata without regard to loan group.

(5)  The Class A-1, A-2, A-3, A-4, A-1A, A-M, A-J, B, C, D, E, F, G, H, J, K, L,
     M, N, O and P Certificates will each accrue interest at either (i) a fixed rate, (ii) a fixed rate subject to a cap at the weighted average net mortgage rate, (iii) the weighted average net mortgage rate or (iv) the weighted average net mortgage rate less a specified percentage.

(6)  Not offered by the prospectus supplement. Any information we provide herein regarding the terms of these certificates is provided only to enhance your understanding of the offered certificates.

(7)  The Class XW Certificates are not offered by the prospectus supplement. Any information we provide herein regarding the terms of these certificates is provided only to enhance your understanding of the offered certificates.
     The Class XW Certificates will not have certificate balances and their holders will not receive distributions of principal, but such holders are entitled to receive payments of the aggregate interest accrued on the notional amount of the Class XW Certificates, as the case may be, as described in the prospectus supplement. The interest rates applicable to the Class XW Certificates for each distribution date will be as described in the prospectus supplement. See "DESCRIPTION OF THE
     CERTIFICATES--Pass-Through Rates" in the prospectus supplement.

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting
EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you
e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities
LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important
Notice Regarding the Offered Certificates" in this free writing prospectus.

                                        3

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-3
--------------------------------------------------------------------------------

STRUCTURE SCHEMATIC*
--------------------------------------------------------------------------------

                                       Class XW(1)
                           ---------   -----------
              Class A-1     AAA/AAA                  $42.0MM
                            2.123%
                           ---------   -----------
              Class A-2     AAA/AAA                  $43.5MM
                            2.198%
                           ---------   -----------
              Class A-3     AAA/AAA                  $60.0MM
                            3.032%
                           ---------   -----------
              Class A-4     AAA/AAA                  $1,020.4MM
                            51.572%
                           ---------   -----------
              Class A-1A    AAA/AAA                  $219.1MM
                            11.075%
                           ---------   -----------
              Class A-M     AAA/AAA                  $197.8MM
                            10.000%
                           ---------   -----------
              Class A-J     AAA/AAA                  $153.3MM
                            7.750%
                           ---------   -----------
              Class B        AA/AA                   $42.0MM
                            2.125%
                           ---------   -----------
              Class C       AA-/AA-                  $19.7MM
                            1.000%
                           ---------   -----------
              Class D(1)      A/A                    $32.1MM
                            1.625%
                           ---------   -----------
              Class E(1)     A-/A-                   $17.3MM
                            0.875%
                           ---------   -----------
              Class F(1)   BBB+/BBB+                 $22.2MM
                            1.125%
                           ---------   -----------
              Class G(1)    BBB/BBB                  $17.3MM
                            0.875%
                           ---------   -----------
              Class H(1)   BBB-/BBB-                 $22.2MM
                            1.125%
                           ---------   -----------
              Class J(1)    BB+/BB+                  $12.3MM
                            0.625%
                           ---------   -----------
              Class K(1)     BB/BB                   $7.4MM
                            0.375%
                           ---------   -----------
              Class L(1)    BB-/BB-                  $7.4MM
                            0.375%
                           ---------   -----------
              Class M(1)     B+/B+                   $2.4MM
                            0.125%
                           ---------   -----------
              Class N(1)     NR/B                    $7.4MM
                            0.375%
                           ---------   -----------
              Class O(1)     NR/B-                   $4.9MM
                            0.250%
                           ---------   -----------
              Class P(1)     NR/NR                   $27.2MM
                            1.375%
                           ---------   -----------

----------
*    Classes are not drawn to scale. Ratings shown are those of Fitch Ratings and Standard & Poor's Ratings Services, a division of The McGraw-Hill
     Companies, Inc., respectively. Percentages are approximate percentages of the Initial Pool Balance as of the Cut-off Date. Class principal amounts are truncated.

(1)  Offered privately pursuant to Rule 144A.

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                        4

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-3

--------------------------------------------------------------------------------
TRANSACTION TERMS
--------------------------------------------------------------------------------

     NOTE: CAPITALIZED TERMS USED BUT NOT OTHERWISE DEFINED HEREIN HAVE THE
     MEANINGS ASCRIBED TO THEM IN THE PROSPECTUS SUPPLEMENT DATED JULY __ 2006.

ISSUE TYPE                  REMIC. Class A-1, A-2, A-3, A-4, A-1A, A-M, A-J, B
                            and C Certificates (collectively, the "Offered
                            Certificates") are offered publicly.

CUT-OFF DATE                All Mortgage Loan characteristics are based on
                            balances as of the Cut-off Date, which is August 1,
                            2006. All percentages presented herein are
                            approximate.

MORTGAGE POOL               The Mortgage Pool consists of 97 Mortgage Loans (the
                            "Mortgage Loans") with an aggregate balance as of
                            the Cut-off Date of $1,978,746,808 (the "Initial
                            Pool Balance"). For purposes of making distributions
                            to the Class A-1, A-2, A-3, A-4 and A-1A
                            Certificates, the Mortgage Pool will be deemed to
                            consist of two distinct loan groups, Loan Group 1
                            and Loan Group 2. Loan Group 1 will consist of 80
                            Mortgage Loans, representing approximately 88.9% of
                            the Initial Pool Balance as of the Cut-off Date.
                            Loan Group 2 will consist of 17 Mortgage Loans,
                            representing approximately 11.1% of the Initial Pool
                            Balance as of the Cut-off Date. The Mortgage Loans
                            are secured by 120 properties (the "Mortgaged
                            Properties") located throughout 30 states and the
                            District of Columbia.

DEPOSITOR                   Banc of America Commercial Mortgage Inc.

ISSUING ENTITY              Banc of America Commercial Mortgage Trust 2006-3.

SPONSOR                     Bank of America, National Association ("Bank of
                            America" or "BofA").

MORTGAGE LOAN SELLER        Bank of America.

UNDERWRITERS                Banc of America Securities LLC is acting as lead
                            manager and sole bookrunner with respect to all
                            classes of Offered Certificates. Citigroup Global
                            Markets Inc. and Goldman, Sachs & Co. are acting as
                            co-managers.

TRUSTEE                     Wells Fargo Bank, N.A.

MASTER SERVICER             Bank of America, National Association. See "The
                            Servicers--The Master Servicer" in the prospectus
                            supplement.

SPECIAL SERVICER            LNR Partners, Inc. See "The Servicers--The Special
                            Servicer" in the prospectus supplement.

RATING AGENCIES             Fitch Ratings ("Fitch") and Standard and Poor's
                            Ratings Services, a division of The McGraw-Hill
                            Companies, Inc. ("S&P").

DENOMINATIONS               $10,000 minimum for the Class A-1, A-2, A-3, A-4,
                            A-1A, A-M and A-J Certificates and $100,000 minimum
                            for the Class B and C Certificates.

SETTLEMENT DATE             On or about August __, 2006.

SETTLEMENT TERMS            Book-entry through DTC for all Offered Certificates.

DISTRIBUTION DATE           The 10th day of each month, or if such 10th day is
                            not a Business Day, the next succeeding Business
                            Day. The first Distribution Date with respect to the
                            Offered Certificates will occur in September 2006.

DETERMINATION DATE          For any Distribution Date, the earlier of (i) the
                            sixth day of the month in which the related
                            Distribution Date occurs, or if such sixth day is
                            not a Business Day, then the immediately preceding
                            Business Day, and (ii) the fourth Business Day prior
                            to the related Distribution Date.

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                        5

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-3
--------------------------------------------------------------------------------

INTEREST DISTRIBUTIONS      Each Class of Offered Certificates will be entitled
                            on each Distribution Date to interest accrued at its
                            Pass-Through Rate for such Distribution Date on the
                            outstanding certificate balance of such Class during
                            the prior calendar month. Interest will be
                            distributed on each Distribution Date in sequential
                            order of class designations with the Class A-1, A-2,
                            A-3, A-4, A-1A and XW Certificates ranking pari
                            passu in entitlement to interest.

PRINCIPAL DISTRIBUTIONS     Principal will be distributed on each Distribution
                            Date to the Class of Sequential Pay Certificates
                            outstanding with the earliest sequential Class
                            designation until its certificate balance is reduced
                            to zero. Generally, the Class A-1, A-2, A-3 and A-4
                            Certificates will only be entitled to receive
                            distributions of principal collected or advanced in
                            respect of Mortgage Loans in Loan Group 1 until the
                            certificate balance of the Class A-1A Certificates
                            has been reduced to zero and the Class A-1A
                            Certificates will only be entitled to receive
                            distributions of principal collected or advanced in
                            respect of Mortgage Loans in Loan Group 2 until the
                            certificate balances of the Class A-1, A-2, A-3, A-4
                            or A-1A Certificates has been reduced to zero. If,
                            due to losses, the certificate balances of the Class
                            A-M through Class P Certificates are reduced to
                            zero, distributions of principal collected or
                            advanced in respect of the pool or Mortgage Loans
                            will be distributed to the Class A-1, A-2, A-3, A-4
                            and A-1A Certificates pro rata without regard to
                            loan groups.

LOSSES                      To be applied first to the Class P Certificates,
                            then to the next most subordinate Class of
                            sequential pay certificates until the certificate
                            balance of each such succeeding Class of sequential
                            pay certificates is reduced to zero, and following
                            the reduction of the certificate balance of the
                            Class A-M Certificates to zero, pro rata to the
                            Class A-1, A-2, A-3, A-4 and A-1A Certificates.
                            However, with respect to the One Stamford Forum
                            Whole Loan (as to which only the related Note A is
                            included in the trust fund), losses will be applied
                            first to the Note B, and then to the related Note A.
                            Losses allocable to the pro rata portion of the
                            losses allocable to the One Stamford Forum Note A
                            will be applied to the classes of Sequential Pay
                            Certificates as described above.

PREPAYMENT PREMIUMS         The manner in which any prepayment premiums received
                            during a particular Collection Period will be
                            allocated to one or more of the classes of Offered
                            Certificates is described in the "Description of the
                            Certificates--Distributions--Distributions of
                            Prepayment Premiums" in the prospectus supplement.

ADVANCES                    Subject to certain limitations, including, but not
                            limited to, a recoverability determination, the
                            Master Servicer will be required to advance certain
                            principal and interest payments and other expenses.
                            In the event that the Master Servicer fails to make
                            such advances, the Trustee may be required to do so.

OPTIONAL TERMINATION        The Master Servicer, the Special Servicer and
                            certain Certificateholders will have the option to
                            terminate the Trust, in whole but not in part, and
                            purchase the remaining assets of the Trust on or
                            after the Distribution Date on which the Stated
                            Principal Balance of the Mortgage Loans then
                            outstanding is less than 1% of the Initial Pool
                            Balance. Such purchase price will generally be at a
                            price equal to the unpaid aggregate principal
                            balance of the Mortgage Loans (or fair market value
                            in the case of REO properties), plus accrued and
                            unpaid interest and certain other additional trust
                            fund expenses.

CONTROLLING CLASS           The most subordinate class of sequential pay
                            certificates with an outstanding certificate balance
                            at least equal to 25% of its initial certificate
                            balance or, if no such Class satisfies such
                            criteria, the class of sequential pay certificates
                            with the then largest outstanding class balance.

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting
EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you
e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities
LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important
Notice Regarding the Offered Certificates" in this free writing prospectus.

                                        6

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-3
--------------------------------------------------------------------------------

ERISA                       The Offered Certificates are expected to be ERISA
                            eligible.

SMMEA                       The Offered Certificates are not expected to be
                            "mortgage-related securities" for the purposes of
                            SMMEA.

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting
EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you
e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities
LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important
Notice Regarding the Offered Certificates" in this free writing prospectus.

                                        7

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-3
--------------------------------------------------------------------------------

CONTACT INFORMATION
--------------------------------------------------------------------------------

                                BANC OF AMERICA SECURITIES LLC

                                Bill Hale
                                (704) 388-1597 (Phone)
                                (704) 388-9677 (Fax)
                                bill.e.hale@bankofamerica.com

                                Geordie Walker
                                (704) 388-1597 (Phone)
                                (704) 388-9677 (Fax)
                                geordie.r.walker@bankofamerica.com

                                Chuck Mather
                                (704) 388-1597 (Phone)
                                (704) 388-9677 (Fax)
                                charles.mather@bankofamerica.com

                                Chris Springer
                                (704) 388-1597 (Phone)
                                (704) 388-9677 (Fax)
                                chris.springer@bankofamerica.com

CITIGROUP GLOBAL MARKETS INC.                            GOLDMAN, SACHS & CO.

Paul Vanderslice                                         Emily Brooks
(212) 723-6156 (Phone)                                   (212) 902-7294 (Phone)
(212) 723-8599 (Fax)                                     (212) 346-3594 (Fax)
paul.t.vanderslice@citigroup.com                         emily.brooks@gs.com

Angela Vleck                                             Scott Wisenbaker
(212) 816-8087 (Phone)                                   (212) 902-2858 (Phone)
(212) 816-8307 (Fax)                                     (212) 346-3594 (Fax)
angela.j.vleck@citigroup.com                             scott.wisenbaker@gs.com

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting
EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you
e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities
LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important
Notice Regarding the Offered Certificates" in this free writing prospectus.

                                        8

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-3
--------------------------------------------------------------------------------

MORTGAGE POOL CHARACTERISTICS AS OF THE CUT-OFF DATE*
--------------------------------------------------------------------------------

GENERAL CHARACTERISTICS

                                                                                     MORTGAGE POOL
                                                                                   ----------------

Number of Mortgage Loans .......................................................                 97
Number of Mortgaged Properties .................................................                120
Aggregate Balance of all Mortgage Loans(1) .....................................     $1,978,746,808
Number of Balloon Payment Mortgage Loans(2) ....................................                 85
Aggregate Balance of Balloon Payment Mortgage Loans(2) .........................     $1,296,124,821
Number of Anticipated Repayment Date Mortgage Loans(3) .........................                  5
Aggregate Balance of Anticipated Repayment Date Mortgage Loans(3) ..............        $37,167,041
Number of Interest Only Mortgage Loans(3) ......................................                 12
Aggregate Balance of Interest Only Mortgage Loans(3) ...........................       $682,621,987
Maximum Cut-off Date Balance ...................................................       $115,021,987
Minimum Cut-off Date Balance ...................................................         $1,454,551
Average Cut-off Date Balance ...................................................        $20,399,452
Number of Cross-Collateralized and Cross-Defaulted Loan Pools. .................                  1
Maximum Balance for a Group of Cross-Collateralized and Cross-Defaulted ........        $15,000,000
Weighted Average Cut-off Date LTV Ratio ........................................               70.4%
Maximum Cut-off Date LTV Ratio .................................................               80.0%
Minimum Cut-off Date LTV Ratio. ................................................               36.4%
Weighted Average U/W DSCR ......................................................               1.37x
Maximum U/W DSCR ...............................................................               2.07x
Minimum U/W DSCR ...............................................................               1.03x
Weighted Average LTV at Maturity or Anticipated Repayment Date .................               65.3%
Range of Mortgage Loan Interest Rates. .........................................    4.947% to 6.607%
Weighted Average Mortgage Loan Interest Rate ...................................              5.946%
Range of Remaining Term to Maturity or Anticipated Repayment Date (months) .....          52 to 120
Weighted Average Remaining Term to Maturity or Anticipated Repayment Date ......                113

                                                                                      LOAN GROUP 1      LOAN GROUP 2
                                                                                   ----------------   ----------------

Number of Mortgage Loans .......................................................                 80                 17
Number of Mortgaged Properties .................................................                101                 19
Aggregate Balance of all Mortgage Loans(1) .....................................     $1,759,607,194       $219,139,615
Number of Balloon Payment Mortgage Loans(2) ....................................                 69                 16
Aggregate Balance of Balloon Payment Mortgage Loans(2) .........................     $1,191,985,207       $104,139,615
Number of Anticipated Repayment Date Mortgage Loans(3) .........................                  5                  0
Aggregate Balance of Anticipated Repayment Date Mortgage Loans(3) ..............        $37,167,041                 $0
Number of Interest Only Mortgage Loans(3) ......................................                 11                  1
Aggregate Balance of Interest Only Mortgage Loans(3) ...........................       $567,621,987       $115,000,000
Maximum Cut-off Date Balance ...................................................       $115,021,987       $115,000,000
Minimum Cut-off Date Balance ...................................................         $1,454,551         $2,200,000
Average Cut-off Date Balance ...................................................        $21,995,090        $12,890,566
Number of Cross-Collateralized and Cross-Defaulted Loan Pools. .................                  1                  0
Maximum Balance for a Group of Cross-Collateralized and Cross-Defaulted ........        $15,000,000                 $0
Weighted Average Cut-off Date LTV Ratio ........................................               70.2%              71.6%
Maximum Cut-off Date LTV Ratio .................................................               80.0%              79.9%
Minimum Cut-off Date LTV Ratio. ................................................               41.3%              36.4%
Weighted Average U/W DSCR ......................................................               1.35x              1.50x
Maximum U/W DSCR ...............................................................               2.07x              1.73x
Minimum U/W DSCR ...............................................................               1.03x              1.20x
Weighted Average LTV at Maturity or Anticipated Repayment Date .................               64.9%              67.9%
Range of Mortgage Loan Interest Rates. .........................................    5.220% to 6.607%   4.947% to 6.448%
Weighted Average Mortgage Loan Interest Rate ...................................              6.019%             5.363%
Range of Remaining Term to Maturity or Anticipated Repayment Date (months) .....          77 to 120          52 to 119
Weighted Average Remaining Term to Maturity or Anticipated Repayment Date ......                117                 82

---------
(1)  Subject to a permitted variance of plus or minus 5.0%.

(2)  Four Mortgage Loans, Loan Nos. 59625, 59612, 3400285 and 59784,
     representing 1.5% of the Initial Pool Balance (1.7% of the Group 1 Balance)
     are ARD Loans and balloon Mortgage Loans.

(3)  One Mortgage Loan, Loan No. 59761 (such Loan Number as set forth in Annex A to the prospectus supplement), representing 0.4% of the Initial Pool
     Balance (0.4% of the Group 1 Balance), respectively, is both an ARD Loan and an Interest Only Mortgage Loan which results in such Mortgage Loan appearing in each category.

*    One Mortgage Loan, referred to as the One Stamford Forum Mortgage Loan,
     Loan No. 3401226 (such Loan Number is set forth in Annex A to the prospectus supplement), representing 5.0% of the Initial Pool Balance (5.7%
     of the Group 1 Balance) is part of a split loan structure evidenced by a senior note referred to as "Note A" and a subordinate note referred to as
     "Note B". Only Note A is included in the Trust. The Cut-off Date Balance of this Mortgage Loan was calculated based only upon Note A. Each cut-off date balance per unit, loan-to-value ratio and debt service coverage ratio calculated in this Structural and Collateral Information with respect to the One Stamford Forum Mortgage Loan, except as otherwise noted herein, was calculated based upon Note A and excludes Note B. Such ratios would be lower (in the case of debt service coverage ratios) and higher (in the case of loan-to-value ratios) if Note B were included. For purposes of weighting such debt service coverage ratios and loan-to-value ratios, such weighting is based solely on the outstanding principal balance of Note A.

     See the "Glossary of Principal Definitions" in the prospectus supplement for definitions and information relating to the calculation of loan-to-value and debt service coverage ratios.

     The sum of aggregate percentage calculations may not equal 100% due to rounding. Debt service coverage ratio was calculated based on the net cash flow unless otherwise noted in this free writing prospectus.

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                        9

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-3
--------------------------------------------------------------------------------

              MORTGAGE POOL CHARACTERISTICS AS OF THE CUT-OFF DATE*

  [THE FOLLOWING TABLE WAS REPRESENTED BY A PIE CHART IN THE PRINTED MATERIAL.]

Industrial      0.4%
Retail         38.9%
Office         35.2%
Multifamily    11.1%
Hotel           8.7%
Self Storage    2.6%
Other           1.8%
Mixed Use       1.3%

PROPERTY TYPE

                                                                WEIGHTED                    WEIGHTED                  WEIGHTED
                     NUMBER OF     AGGREGATE        % OF         AVERAGE       MIN/MAX      AVERAGE        MIN/MAX     AVERAGE
                     MORTGAGED   CUT-OFF DATE   INITIAL POOL  UNDERWRITTEN  UNDERWRITTEN  CUT-OFF DATE  CUT-OFF DATE  MORTGAGE
PROPERTY TYPE       PROPERTIES      BALANCE        BALANCE        DSCR          DSCR        LTV RATIO     LTV RATIO     RATE
------------------  ----------  --------------  ------------  ------------  ------------  ------------  ------------  --------

Retail                   39     $  770,524,294      38.9%         1.30x     1.12x / 1.76x     71.5%     55.1% / 80.0%   5.924%
   Anchored              23        667,947,128      33.8          1.30x     1.12x / 1.60x     71.7%     58.9% / 80.0%   5.937%
   Unanchored            12         86,670,407       4.4          1.31x     1.15x / 1.76x     69.4%     55.1% / 80.0%   5.813%
   Shadow Anchored        4         15,906,759       0.8          1.24x     1.22x / 1.29x     72.4%     63.2% / 76.8%   5.998%
Office                   21        696,568,490      35.2          1.40x     1.03x / 2.07x     67.7%     46.1% / 79.9%   6.012%
Multifamily              19        219,139,615      11.1          1.50x     1.20x / 1.73x     71.6%     36.4% / 79.9%   5.363%
Hotel                     7        171,516,590       8.7          1.44x     1.30x / 1.88x     73.5%     55.0% / 75.9%   6.303%
Self Storage             11         52,270,418       2.6          1.32x     1.20x / 1.81x     69.8%     41.3% / 80.0%   6.142%
Other                    20         35,833,041       1.8          1.24x     1.20x / 1.25x     78.3%     67.8% / 79.8%   6.564%
Mixed Use                 2         25,644,361       1.3          1.25x     1.24x / 1.29x     68.9%     65.8% / 69.8%   6.155%
Industrial                1          7,250,000       0.4          1.50x     1.50x / 1.50x     76.3%     76.3% / 76.3%   5.984%
                        ---     --------------     -----          ----      ------------      ----      ------------    -----
TOTAL/WTD AVG           120     $1,978,746,808     100.0%         1.37X     1.03X / 2.07X     70.4%     36.4% / 80.0%   5.946%
                        ---     --------------     -----          ----      ------------      ----      ------------    -----

*    Footnote (*) to the "GENERAL CHARACTERISTICS" table in the "Mortgage Pool
     Characteristics as of the Cut-off Date" section to this Structural and
     Collateral Information also applies to this page.

AMORTIZATION TYPES

                                                                 % OF
                                                 AGGREGATE     INITIAL       % OF           % OF
                                NUMBER            CUT-OFF        POOL    LOAN GROUP 1   LOAN GROUP 2
                          OF MORTGAGE LOANS       BALANCE      BALANCE      BALANCE        BALANCE
                          -----------------   --------------   -------   ------------   ------------

Interest Only                     11          $  675,371,987     34.1%        31.8%          52.5%
Balloon                           39             657,650,129     33.2         35.9           11.5
IO, Balloon                       42             608,557,651     30.8         30.1           36.1
   12 month IO loans               4              14,100,000      0.7          0.4            2.8
   24 month IO loans               7              52,338,600      2.6          1.5           12.0
   36 month IO loans              17             109,442,551      5.5          5.4            6.9
   48 month IO loans               1              52,500,000      2.7          3.0            0.0
   60 month IO loans              13             380,176,500     19.2         19.8           14.3
IO, Hyper Am                       4              29,917,041      1.5          1.7            0.0
Interest Only, Hyper Am            1               7,250,000      0.4          0.4            0.0
                                 ---          --------------    -----        -----          -----
TOTAL:                            97          $1,978,746,808    100.0%       100.0%         100.0%
                                 ---          --------------    -----        -----          -----

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting
EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you
e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities
LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important
Notice Regarding the Offered Certificates" in this free writing prospectus.

                                       10

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-3
--------------------------------------------------------------------------------

MORTGAGE POOL CHARACTERISTICS AS OF THE CUT-OFF DATE*
--------------------------------------------------------------------------------

                                 [MAP OMITTED]

WASHINGTON                  FLORIDA                    PENNSYLVANIA
6 properties                4 properties               4 properties
$35,173,793                 $13,399,454                $67,792,260
1.8% of total               0.7% of total              3.4% of total

IDAHO                       SOUTH CAROLINA             OHIO
3 properties                10 properties              4 properties
$13,940,410                 $14,390,796                $66,333,470
0.7% of total               0.7% of total              3.4% of total

NEVADA                      NORTH CAROLINA             MICHIGAN
7 properties                7 properties               1 property
$50,597,105                 $35,080,272                $7,700,000
2.6% of total               1.8% of total              0.4% of total

CALIFORNIA                  VIRGINIA                   ILLINOIS
19 properties               3 properties               3 properties
$367,629,091                $58,767,574                $112,715,875
18.6% of total              3.0% of total              5.7% of total

ARIZONA                     MARYLAND                   WISCONSIN
1 property                  3 properties               1 property
$70,903,384                 $52,042,473                $14,000,000
3.6% of total               2.6% of total              0.7% of total

COLORADO                    DISTRICT OF COLUMBIA       MINNESOTA
5 properties                2 properties               1 property
$7,841,906                  $211,021,987               $67,985,249
0.4% of total               10.7% of total             3.4% of total

OKLAHOMA                    NEW JERSEY                 IOWA
1 property                  2 properties               1 property
$3,608,600                  $96,090,238                $101,500,000
0.2% of total               4.9% of total              5.1% of total

TEXAS                       CONNECTICUT                SOUTH DAKOTA
14 properties               1 property                 1 property
$140,440,884                $99,883,426                $94,000,000
7.1% of total               5.0% of total              4.8% of total

ARKANSAS                    MAINE                      MISSOURI
3 properties                1 property                 3 properties
$4,371,639                  $4,477,388                 $18,020,000
0.2% of total               0.2% of total              0.9% of total

ALABAMA                     NEW HAMPSHIRE
2 properties                3 properties
$5,398,995                  $12,395,000
0.3% of total               0.6% of total

KENTUCKY                    NEW YORK
1 property                  3 properties
$2,695,539                  $128,550,000
0.1% of total               6.5% of total

                                            ------------------------------------
                                            < 1.0% of Initial Pool Balance
                                            1.0% - 5.0% of Initial Pool Balance
                                            5.1% - 10.0% of Initial Pool Balance
                                            > 10.0% of Initial Pool Balance
                                            ------------------------------------

GEOGRAPHIC DISTRIBUTION

                                                                      WEIGHTED       WEIGHTED     WEIGHTED
                        NUMBER OF      AGGREGATE                      AVERAGE         AVERAGE     AVERAGE
                        MORTGAGED    CUT-OFF DATE    % OF INITIAL   UNDERWRITTEN   CUT-OFF DATE   MORTGAGE
PROPERTY LOCATION      PROPERTIES       BALANCE      POOL BALANCE       DSCR         LTV RATIO      RATE
--------------------   ----------   --------------   ------------   ------------   ------------   --------

California                 19       $  367,629,091       18.6%          1.50x          67.6%       5.551%
District of Columbia        2          211,021,987       10.7           1.12x          74.4%       6.048%
Texas                      14          140,440,884        7.1           1.35x          69.4%       5.918%
New York                    3          128,550,000        6.5           1.13x          74.2%       6.052%
Illinois                    3          112,715,875        5.7           1.90x          51.9%       5.496%
Iowa                        1          101,500,000        5.1           1.31x          79.6%       5.794%
Connecticut                 1           99,883,426        5.0           1.67x          59.5%       6.373%
New Jersey                  2           96,090,238        4.9           1.36x          73.7%       6.202%
South Dakota                1           94,000,000        4.8           1.31x          80.0%       5.794%
Arizona                     1           70,903,384        3.6           1.44x          74.9%       6.293%
Other                      73          556,011,924       28.1           1.27x          71.4%       6.132%
                          ---       --------------      -----           ----           ----        -----
TOTAL/WTD AVG             120       $1,978,746,808      100.0%          1.37X          70.4%       5.946%
                          ===       ==============      =====           ====           ====        =====

o    THE MORTGAGED PROPERTIES ARE LOCATED THROUGHOUT 30 STATES AND THE DISTRICT
     OF COLUMBIA.

*    Footnote (*) to the "GENERAL CHARACTERISTICS" table in the "Mortgage Pool
     Characteristics as of the Cut-off Date" section to this Structural and
     Collateral Information also applies to this page.

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       11

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-3
--------------------------------------------------------------------------------

MORTGAGE POOL CHARACTERISTICS AS OF THE CUT-OFF DATE*
--------------------------------------------------------------------------------

MORTGAGE POOL CHARACTERISTICS

CUT-OFF DATE BALANCE

                                  NO. OF      AGGREGATE
                                 MORTGAGE    CUT-OFF DATE     % OF
                                   LOANS        BALANCE       POOL
                                 --------   --------------   -----
$1,454,551 -- $1,999,999             3      $    5,163,922     0.3%
$2,000,000 -- $2,999,999            10          24,876,711     1.3
$3,000,000 -- $3,999,999             5          18,292,873     0.9
$4,000,000 -- $4,999,999            10          44,124,727     2.2
$5,000,000 -- $7,499,999            18         111,366,544     5.6
$7,500,000 -- $9,999,999            12         102,563,777     5.2
$10,000,000 -- $14,999,999           8         106,781,998     5.4
$15,000,000 -- $19,999,999          10         180,247,463     9.1
$20,000,000 -- $29,999,999           4          87,127,690     4.4
$30,000,000 -- $49,999,999           4         137,091,184     6.9
$50,000,000 -- $99,999,999           9         719,587,934    36.4
$100,000,000 -- $115,021,987         4         441,521,987    22.3
                                   ---      --------------   -----
TOTAL:                              97      $1,978,746,808   100.0%
                                   ===      ==============   =====

Min: $1,454,551   Max: $115,021,987   Average: $20,399,452

LOCATION

                                   NO. OF       AGGREGATE
                                  MORTGAGED   CUT-OFF DATE     % OF
                                 PROPERTIES      BALANCE       POOL
                                 ----------   --------------   -----

California                           19       $  367,629,091    18.6%
District of Columbia                  2          211,021,987    10.7
Texas                                14          140,440,884     7.1
New York                              3          128,550,000     6.5
Illinois                              3          112,715,875     5.7
Iowa                                  1          101,500,000     5.1
Connecticut                           1           99,883,426     5.0
New Jersey                            2           96,090,238     4.9
South Dakota                          1           94,000,000     4.8
Arizona                               1           70,903,384     3.6
Other                                73          556,011,924    28.1
                                    ---       --------------   -----
TOTAL:                              120       $1,978,746,808   100.0%
                                    ===       ==============   =====

PROPERTY TYPE

                                   NO. OF       AGGREGATE
                                 MORTGAGED     CUT-OFF DATE    % OF
                                 PROPERTIES      BALANCE       POOL
                                 ----------   --------------   -----
Retail                               39       $  770,524,294    38.9%
   Anchored                          23          667,947,128    33.8
   Unanchored                        12           86,670,407     4.4
   Shadow Anchored                    4           15,906,759     0.8
Office                               21          696,568,490    35.2
Multifamily                          19          219,139,615    11.1
Hotel                                 7          171,516,590     8.7
Self Storage                         11           52,270,418     2.6
Other                                20           35,833,041     1.8
Mixed Use                             2           25,644,361     1.3
Industrial                            1            7,250,000     0.4
                                    ---       --------------   -----
TOTAL:                              120       $1,978,746,808   100.0%
                                    ===       ==============   =====

MORTGAGE RATE

                                  NO. OF      AGGREGATE
                                 MORTGAGE    CUT-OFF DATE    % OF
                                  LOANS        BALANCE       POOL
                                 --------   --------------   -----
4.947% -- 4.999%                     1      $  115,000,000     5.8%
5.000% -- 5.249%                     2          13,008,362     0.7
5.250% -- 5.499%                     3         164,965,875     8.3
5.500% -- 5.749%                    18         210,404,814    10.6
5.750% -- 5.999%                    20         462,786,294    23.4
6.000% -- 6.249%                    23         512,274,717    25.9
6.250% -- 6.499%                    27         460,949,001    23.3
6.500% -- 6.607%                     3          39,357,745     2.0
                                   ---      --------------   -----
TOTAL:                              97      $1,978,746,808   100.0%
                                   ===      ==============   =====

Min: 4.947%   Max: 6.607%   Wtd Avg: 5.946%

ORIGINAL TERM TO STATED MATURITY OR ARD

                                  NO. OF      AGGREGATE
                                 MORTGAGE    CUT-OFF DATE    % OF
                                  LOANS        BALANCE       POOL
                                 --------   --------------   -----
60 -- 83                             1      $  115,000,000     5.8%
84 -- 99                             2          14,490,000     0.7
100 -- 120                          94       1,849,256,808    93.5
                                   ---      --------------   -----
TOTAL:                              97      $1,978,746,808   100.0%
                                   ===      ==============   =====

Min: 60 months   Max: 120 months   Wtd Avg: 116 months

REMAINING TERM TO STATED MATURITY OR ARD

                                  NO. OF      AGGREGATE
                                 MORTGAGE    CUT-OFF DATE     % OF
                                   LOANS        BALANCE       POOL
                                 --------   --------------   -----
52 -- 59                             1      $  115,000,000     5.8%
60 -- 79                             1           9,240,000     0.5
80 -- 99                             1           5,250,000     0.3
100 -- 109                           3          20,050,000     1.0
110 -- 119                          89       1,806,206,808    91.3
120                                  2          23,000,000     1.2
                                   ---      --------------   -----
TOTAL:                              97      $1,978,746,808   100.0%
                                   ===      ==============   =====

Min: 52 months   Max: 120 months   Wtd Avg: 113 months

PREPAYMENT PROVISION SUMMARY

                                  NO. OF      AGGREGATE
                                 MORTGAGE    CUT-OFF DATE     % OF
                                   LOANS        BALANCE       POOL
                                 --------   --------------   -----
Lockout/Defeasance/Open             87      $1,674,671,343    84.6%
Lockout/Yield
   Maintenance/Open                 10         304,075,465    15.4
                                   ---      --------------   -----
 TOTAL:                             97      $1,978,746,808   100.0%
                                   ===      ==============   =====

CUT-OFF DATE LOAN-TO-VALUE RATIO

                                  NO. OF      AGGREGATE
                                 MORTGAGE    CUT-OFF DATE     % OF
                                   LOANS        BALANCE       POOL
                                 --------   --------------   -----
36.4% -- 49.9%                       4      $  103,543,838     5.2%
55.0% -- 59.9%                       9         153,192,092     7.7
60.0% -- 64.9%                      11         203,205,380    10.3
65.0% -- 69.9%                      20         329,745,416    16.7
70.0% -- 74.9%                      22         631,477,838    31.9
75.0% -- 79.9%                      28         452,478,245    22.9
80.0%                                3         105,104,000     5.3
                                   ---      --------------   -----
TOTAL:                              97      $1,978,746,808   100.0%
                                   ===      ==============   =====

Min: 36.4%   Max: 80.0%   Wtd Avg: 70.4%

LOAN-TO-VALUE RATIO AT MATURITY OR ARD

                                  NO. OF      AGGREGATE
                                 MORTGAGE    CUT-OFF DATE     % OF
                                   LOANS        BALANCE       POOL
                                 --------   --------------   -----
30.9% -- 49.9%                       8      $  225,336,008    11.4%
50.0% -- 59.9%                      28         281,160,718    14.2
60.0% -- 64.9%                      17         379,363,334    19.2
65.0% -- 69.9%                      25         436,886,719    22.1
70.0% -- 74.9%                      15         438,550,030    22.2
75.0% -- 80.0%                       4         217,450,000    11.0
                                 --------   --------------   -----
TOTAL:                              97      $1,978,746,808   100.0%
                                 --------   --------------   -----

Min: 30.9%   Max: 80.0%   Wtd Avg: 65.3%

DEBT SERVICE COVERAGE RATIOS

                                  NO. OF      AGGREGATE
                                 MORTGAGE    CUT-OFF DATE     % OF
                                   LOANS       BALANCE        POOL
                                 --------   --------------   -----
1.03x -- 1.19x                       8      $  298,861,713    15.1%
1.20x -- 1.24x                      44         549,508,227    27.8
1.25x -- 1.29x                      13         114,645,338     5.8
1.30x -- 1.34x                       9         284,891,357    14.4
1.35x -- 1.39x                       4         107,783,470     5.4
1.40x -- 1.49x                       8         160,471,623     8.1
1.50x -- 1.59x                       5         137,400,000     6.9
1.60x -- 1.69x                       1          99,883,426     5.0
1.70x -- 1.79x                       2         122,500,000     6.2
1.80x -- 1.89x                       2          12,985,779     0.7
2.00x -- 2.07x                       1          89,815,875     4.5
                                   ---      --------------   -----
TOTAL:                              97      $1,978,746,808   100.0%
                                   ===      ==============   =====

Min: 1.03x   Max: 2.07x   Wtd Avg: 1.37x

*    Footnote (*) to the "GENERAL CHARACTERISTICS" table in the "Mortgage Pool
     Characteristics as of the Cut-off Date" section to this Structural and
     Collateral Information also applies to this page.

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       12

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-3
--------------------------------------------------------------------------------

MORTGAGE POOL CHARACTERISTICS AS OF THE CUT-OFF DATE*
--------------------------------------------------------------------------------

LOAN GROUP 1 CHARACTERISTICS

CUT-OFF DATE BALANCE

                                  NO. OF       AGGREGATE      % OF
                                 MORTGAGE    CUT-OFF DATE     LOAN
                                   LOANS        BALANCE      GROUP 1
                                 --------   --------------   -------
$1,454,551 -- $1,999,999              3     $    5,163,922      0.3%
$2,000,000 -- $2,999,999              7         17,435,948      1.0
$3,000,000 -- $3,999,999              2          7,408,600      0.4
$4,000,000 -- $4,999,999              7         30,978,088      1.8
$5,000,000 -- $7,499,999             16         99,520,544      5.7
$7,500,000 -- $9,999,999              9         78,908,837      4.5
$10,000,000 -- $14,999,999            8        106,781,998      6.1
$15,000,000 -- $19,999,999            9        163,997,463      9.3
$20,000,000 -- $29,999,999            3         66,210,690      3.8
$30,000,000 -- $49,999,999            4        137,091,184      7.8
$50,000,000 -- $99,999,999            9        719,587,934     40.9
$100,000,000 -- $115,021,987          3        326,521,987     18.6
                                    ---     --------------    -----
TOTAL:                               80     $1,759,607,194    100.0%
                                    ===     ==============    =====

Min: $1,454,551   Max: $115,021,987   Average: $21,995,090

LOCATION

                                   NO. OF        AGGREGATE       % OF
                                  MORTGAGED    CUT-OFF DATE     LOAN
                                 PROPERTIES       BALANCE      GROUP 1
                                 ----------   --------------   -------
California                            16      $  246,386,907     14.0%
District of Columbia                   2         211,021,987     12.0
Texas                                 12         126,774,884      7.2
New York                               2         124,700,000      7.1
Iowa                                   1         101,500,000      5.8
Connecticut                            1          99,883,426      5.7
Illinois                               2          96,465,875      5.5
New Jersey                             2          96,090,238      5.5
South Dakota                           1          94,000,000      5.3
Arizona                                1          70,903,384      4.0
Others                                61         491,880,493     28.0
                                     ---      --------------    -----
TOTAL:                               101      $1,759,607,194    100.0%
                                     ===      ==============    =====

PROPERTY TYPE

                                   NO. OF        AGGREGATE       % OF
                                  MORTGAGED    CUT-OFF DATE     LOAN
                                 PROPERTIES      BALANCE       GROUP 1
                                 ----------   --------------   -------
Retail                                39      $  770,524,294     43.8%
   Anchored                           23         667,947,128     38.0
   Unanchored                         12          86,670,407      4.9
   Shadow Anchored                     4          15,906,759      0.9
Office                                21         696,568,490     39.6
Hotel                                  7         171,516,590      9.7
Self Storage                          11          52,270,418      3.0
Other                                 20          35,833,041      2.0
Mixed Use                              2          25,644,361      1.5
Industrial                             1           7,250,000      0.4
                                     ---      --------------    -----
TOTAL:                               101      $1,759,607,194    100.0%
                                     ===      ==============    =====

MORTGAGE RATE

                                  NO. OF      AGGREGATE       % OF
                                 MORTGAGE    CUT-OFF DATE     LOAN
                                   LOANS       BALANCE       GROUP 1
                                 --------   --------------   -------
5.220% -- 5.249%                      1     $    4,553,423      0.3%
5.250% -- 5.499%                      3        164,965,875      9.4
5.500% -- 5.749%                     13        172,662,500      9.8
5.750% -- 5.999%                     16        427,974,069     24.3
6.000% -- 6.249%                     19        498,006,120     28.3
6.250% -- 6.499%                     25        452,087,462     25.7
6.500% -- 6.607%                      3         39,357,745      2.2
                                    ---     --------------    -----
TOTAL:                               80     $1,759,607,194    100.0%
                                    ===     ==============    =====

Min: 5.220%%   Max: 6.607%%   Wtd Avg: 6.019%

ORIGINAL TERM TO STATED MATURITY OR ARD

                                  NO. OF       AGGREGATE       % OF
                                 MORTGAGE    CUT-OFF DATE      LOAN
                                  LOANS        BALANCE       GROUP 1
                                 --------   --------------   -------
84 -- 99                              2     $   14,490,000      0.8%
100 -- 120                           78      1,745,117,194     99.2
                                    ---     --------------    -----
TOTAL:                               80     $1,759,607,194    100.0%
                                    ===     ==============    =====

Min: 84 months   Max: 120 months   Wtd Avg: 120 months

REMAINING TERM TO STATED MATURITY OR ARD

                                  NO. OF       AGGREGATE       % OF
                                 MORTGAGE    CUT-OFF DATE      LOAN
                                   LOANS        BALANCE      GROUP 1
                                 --------   --------------   -------
77 -- 79                              1     $    9,240,000      0.5%
80 -- 99                              1          5,250,000      0.3
100 -- 109                            3         20,050,000      1.1
110 -- 119                           73      1,702,067,194     96.7
120                                   2         23,000,000      1.3
                                    ---     --------------    -----
TOTAL:                               80     $1,759,607,194    100.0%
                                    ===     ==============    =====

Min: 77 months   Max: 120 months   Wtd Avg: 117 months

PREPAYMENT PROVISION SUMMARY

                                  NO. OF       AGGREGATE       % OF
                                 MORTGAGE    CUT-OFF DATE     LOAN
                                   LOANS        BALANCE      GROUP 1
                                 --------   --------------   -------
Lockout/Defeasance/Open              70     $1,455,531,729     82.7%
Lockout/Yield
   Maintenance/Open                  10        304,075,465     17.3
                                    ---     --------------    -----
TOTAL:                               80     $1,759,607,194    100.0%
                                    ===     ==============    =====

CUT-OFF DATE LOAN-TO-VALUE RATIO

                                  NO. OF       AGGREGATE      % OF
                                 MORTGAGE    CUT-OFF DATE     LOAN
                                  LOANS         BALANCE      GROUP 1
                                 --------   --------------   -------
41.3% -- 49.9%                        2     $   97,301,655      5.5%
55.0% -- 59.9%                        9        153,192,092      8.7
60.0% -- 64.9%                       11        203,205,380     11.5
65.0% -- 69.9%                       18        210,373,777     12.0
70.0% -- 74.9%                       17        599,391,299     34.1
75.0% -- 79.9%                       20        391,038,991     22.2
80.0%                                 3        105,104,000      6.0
                                    ---     --------------    -----
TOTAL:                               80     $1,759,607,194    100.0%
                                    ===     ==============    =====

Min: 41.3%   Max: 80.0%   Wtd Avg: 70.2%

LOAN-TO-VALUE RATIO AT MATURITY OR ARD

                                   NO. OF      AGGREGATE       % OF
                                 MORTGAGE    CUT-OFF DATE      LOAN
                                   LOANS        BALANCE      GROUP 1
                                 --------   --------------   -------
35.0% -- 49.9%                        6     $  219,093,825     12.5%
50.0% -- 59.9%                       27        276,789,079     15.7
60.0% -- 64.9%                       13        359,846,855     20.5
65.0% -- 69.9%                       19        289,674,405     16.5
70.0% -- 74.9%                       11        396,753,030     22.5
75.0% -- 80.0%                        4        217,450,000     12.4
                                    ---     --------------    -----
TOTAL:                               80     $1,759,607,194    100.0%
                                    ===     ==============    =====

Min: 35.0%   Max: 80.0%   Wtd Avg: 64.9%

DEBT SERVICE COVERAGE RATIOS

                                  NO. OF       AGGREGATE       % OF
                                 MORTGAGE    CUT-OFF DATE      LOAN
                                  LOANS        BALANCE       GROUP 1
                                 --------   --------------   -------
1.03x -- 1.19x                        8     $  298,861,713     17.0%
1.20x -- 1.24x                       33        467,686,334     26.6
1.25x -- 1.29x                       12        106,945,338      6.1
1.30x -- 1.34x                        7        276,515,818     15.7
1.35x -- 1.39x                        4        107,783,470      6.1
1.40x -- 1.49x                        6        154,229,439      8.8
1.50x -- 1.59x                        5        137,400,000      7.8
1.60x -- 1.69x                        1         99,883,426      5.7
1.70x -- 1.79x                        1          7,500,000      0.4
1.80x -- 1.89x                        2         12,985,779      0.7
2.00x -- 2.07x                        1         89,815,875      5.1
                                    ---     --------------    -----
TOTAL:                               80     $1,759,607,194    100.0%
                                    ===     ==============    =====

Min: 1.03x   Max: 2.07x   Wtd Avg: 1.35x

*    Footnote (*) to the "GENERAL CHARACTERISTICS" table in the "Mortgage Pool
     Characteristics as of the Cut-off Date" section to this Structural and
     Collateral Information also applies to this page.

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting
EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you
e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities
LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important
Notice Regarding the Offered Certificates" in this free writing prospectus.

                                       13

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-3
--------------------------------------------------------------------------------

MORTGAGE POOL CHARACTERISTICS AS OF THE CUT-OFF DATE*
--------------------------------------------------------------------------------

LOAN GROUP 2 CHARACTERISTICS

CUT-OFF DATE BALANCE

                                NO. OF      AGGREGATE      % OF
                               MORTGAGE   CUT-OFF DATE     LOAN
                                 LOANS       BALANCE     GROUP 2
                               --------   ------------   -------
$2,200,000 -- $2,999,999            3     $  7,440,763      3.4%
$3,000,000 -- $3,999,999            3       10,884,273      5.0
$4,000,000 -- $4,999,999            3       13,146,639      6.0
$5,000,000 -- $7,499,999            2       11,846,000      5.4
$7,500,000 -- $9,999,999            3       23,654,940     10.8
$15,000,000 -- $19,999,999          1       16,250,000      7.4
$20,000,000 -- $29,999,999          1       20,917,000      9.5
$100,000,000 -- $115,000,000        1      115,000,000     52.5
                                  ---     ------------    -----
TOTAL:                             17     $219,139,615    100.0%
                                  ===     ============    =====

Min: $2,200,000   Max: $115,000,000   Average: $12,890,566

LOCATION

                                 NO. OF       AGGREGATE       % OF
                                MORTGAGED    CUT-OFF DATE     LOAN
                               PROPERTIES      BALANCE      GROUP 2
                               ----------   -------------   -------
California                          3       $121,242,184      55.3%
North Carolina                      1         20,917,000       9.5
Illinois                            1         16,250,000       7.4
Texas                               2         13,666,000       6.2
Nevada                              1          8,454,940       3.9
Michigan                            1          7,700,000       3.5
Ohio                                2          6,200,000       2.8
Missouri                            1          5,680,000       2.6
Washington                          1          4,775,000       2.2
Arkansas                            3          4,371,639       2.0
Other                               3          9,882,852       4.5
                                  ---       ------------     -----
TOTAL:                             19       $219,139,615     100.0%
                                  ===       ============     =====

PROPERTY TYPE

                                 NO. OF       AGGREGATE      % OF
                                MORTGAGED   CUT-OFF DATE     LOAN
                               PROPERTIES      BALANCE     GROUP 2
                               ----------   ------------   -------
Multifamily                        19       $219,139,615    100.0%
                                  ---       ------------    -----
TOTAL:                             19       $219,139,615    100.0%
                                  ===       ============    =====

MORTGAGE RATE

                                 NO. OF     AGGREGATE      % OF
                               MORTGAGE   CUT-OFF DATE     LOAN
                                 LOANS       BALANCE     GROUP 2
                               --------   ------------   -------
4.947% -- 4.999%                   1      $115,000,000     52.5%
5.000% -- 5.249%                   1         8,454,940      3.9
5.500% -- 5.749%                   5        37,742,314     17.2
5.750% -- 5.999%                   4        34,812,225     15.9
6.000% -- 6.249%                   4        14,268,598      6.5
6.250% -- 6.448%                   2         8,861,539      4.0
                                 ---      ------------    -----
TOTAL:                            17      $219,139,615    100.0%
                                 ===      ============    =====

Min: 4.947%   Max: 6.448%   Wtd Avg: 5.363%

ORIGINAL TERM TO STATED MATURITY OR ARD

                                NO. OF      AGGREGATE      % OF
                               MORTGAGE   CUT-OFF DATE     LOAN
                                 LOANS       BALANCE     GROUP 2
                               --------   ------------   -------
60 -- 83                           1      $115,000,000     52.5%
100 -- 120                        16       104,139,615     47.5
                                 ---      ------------    -----
TOTAL:                            17      $219,139,615    100.0%
                                 ===      ============    =====

Min: 60 months   Max: 120 months   Wtd Avg: 88 months

REMAINING TERM TO STATED MATURITY OR ARD

                                NO. OF      AGGREGATE      % OF
                               MORTGAGE   CUT-OFF DATE     LOAN
                                 LOANS       BALANCE     GROUP 2
                               --------   ------------   -------
52 -- 59                            1     $115,000,000     52.5%
110 -- 119                         16      104,139,615     47.5
                                  ---     ------------    -----
TOTAL:                             17     $219,139,615    100.0%
                                  ===     ============    =====

Min: 52 months   Max: 119 months   Wtd Avg: 82 months

PREPAYMENT PROVISION SUMMARY

                                NO. OF      AGGREGATE      % OF
                               MORTGAGE   CUT-OFF DATE     LOAN
                                 LOANS       BALANCE     GROUP 2
                               --------   ------------   -------
Lockout/Defeasance/Open            17     $219,139,615    100.0%
                                  ---     ------------    -----
TOTAL:                             17     $219,139,615    100.0%
                                  ===     ============    =====

CUT-OFF DATE LOAN-TO-VALUE RATIO

                                NO. OF      AGGREGATE      % OF
                               MORTGAGE   CUT-OFF DATE     LOAN
                                 LOANS       BALANCE     GROUP 2
                               --------   ------------   -------
36.4% -- 49.9%                      2     $  6,242,184      2.8%
65.0% -- 69.9%                      2      119,371,639     54.5
70.0% -- 74.9%                      5       32,086,539     14.6
75.0% -- 79.9%                      8       61,439,253     28.0
                                  ---     ------------    -----
TOTAL:                             17     $219,139,615    100.0%
                                  ===     ============    =====

Min: 36.4%   Max: 79.9%   Wtd Avg: 71.6%

LOAN-TO-VALUE RATIO AT MATURITY OR ARD

                                NO. OF      AGGREGATE      % OF
                               MORTGAGE   CUT-OFF DATE     LOAN
                                 LOANS       BALANCE     GROUP 2
                               --------   ------------   -------
30.9% -- 49.9%                      2     $  6,242,184      2.8%
50.0% -- 59.9%                      1        4,371,639      2.0
60.0% -- 64.9%                      4       19,516,479      8.9
65.0% -- 69.9%                      6      147,212,314     67.2
70.0% -- 74.6%                      4       41,797,000     19.1
                                  ---     ------------    -----
TOTAL:                             17     $219,139,615    100.0%
                                  ===     ============    =====

Min: 30.9%   Max: 74.6%   Wtd Avg: 67.9%

DEBT SERVICE COVERAGE RATIOS

                                NO. OF      AGGREGATE      % OF
                               MORTGAGE   CUT-OFF DATE     LOAN
                                 LOANS       BALANCE     GROUP 2
                               --------   ------------   -------
1.20x -- 1.24x                     11     $ 81,821,892     37.3%
1.25x -- 1.29x                      1        7,700,000      3.5
1.30x -- 1.34x                      2        8,375,539      3.8
1.40x -- 1.49x                      2        6,242,184      2.8
1.70x -- 1.73x                      1      115,000,000     52.5
                                  ---     ------------    -----
TOTAL:                             17     $219,139,615    100.0%
                                  ===     ============    =====

Min: 1.20x   Max: 1.73x   Wtd Avg: 1.50x

*    Footnote (*) to the "GENERAL CHARACTERISTICS" table in the "Mortgage Pool
     Characteristics as of the Cut-off Date" section to this Structural and
     Collateral Information also applies to this page.

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       14

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-3
--------------------------------------------------------------------------------

MORTGAGE POOL CHARACTERISTICS AS OF THE CUT-OFF DATE*
--------------------------------------------------------------------------------

PREPAYMENT PROVISIONS BASED ON OUTSTANDING PRINCIPAL BALANCE

PREPAYMENT PROVISIONS(1)           AUG-06      AUG-07      AUG-08      AUG-09      AUG-10
------------------------------   ---------   ---------   ---------   ---------   ---------

Lockout/Defeasance(2)               100.00%     100.00%      98.32%      91.91%      90.04%
Yield Maintenance(2)                  0.00%       0.00%       1.68%       8.09%       9.96%
Open                                  0.00%       0.00%       0.00%       0.00%       0.00%
                                 ---------   ---------   ---------   ---------   ---------
Total                               100.00%     100.00%     100.00%     100.00%     100.00%
                                 ---------   ---------   ---------   ---------   ---------
Total Beginning Balance
   (in millions)                 $1,978.75   $1,970.84   $1,962.15   $1,951.87   $1,939.84
Percent of Aggregate Cut-off
   Date Balance                     100.00%      99.60%      99.16%      98.64%      98.03%
                                 ---------   ---------   ---------   ---------   ---------

PREPAYMENT PROVISIONS(1)           AUG-11      AUG-12      AUG-13      AUG-14      AUG-15
------------------------------   ---------   ---------   ---------   ---------   ---------

Lockout/Defeasance(2)                83.91%      83.97%      83.93%      84.01%      83.23%
Yield Maintenance(2)                 16.09%      16.03%      16.07%      15.99%      16.02%
Open                                  0.00%       0.00%       0.00%       0.00%       0.75%
                                 ---------   ---------   ---------   ---------   ---------
Total                               100.00%     100.00%     100.00%     100.00%     100.00%
                                 ---------   ---------   ---------   ---------   ---------
Total Beginning Balance
   (in millions)                 $1,810.50   $1,792.01   $1,758.70   $1,737,80   $1,702.40
Percent of Aggregate Cut-off
   Date Balance                      91.50%      90.56%      88.88%      87.82%      86.03%
                                 ---------   ---------   ---------   ---------   ---------

(1)  Prepayment provisions in effect as a percentage of outstanding loan balances as of the indicated date assuming no prepayments on the Mortgage
     Loans (except that an ARD Loan will be repaid on its Anticipated Repayment
     Date).

(2)  As of the Cut-off Date, ten Mortgage Loans, representing 15.4% of the
     Initial Pool Balance (17.3% of the Group 1 Balance) are subject to an initial lockout period after which prepayment is permitted subject to the greater of a yield maintenance charge or a 1% prepayment premium.
     Eighty-seven Mortgage Loans representing 84.6% of the Initial Pool Balance
     (70 Mortgage Loans representing 82.7% of the Group 1 Balance and 17
     Mortgage Loans representing 100.0% of the Group 2 Balance) are subject to an initial lockout period after which defeasance is permitted.

*    Footnote (*) to the "GENERAL CHARACTERISTICS" table in the "Mortgage Pool
     Characteristics as of the Cut-off Date" section to this Structural and
     Collateral Information also applies to this page.

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       15

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-3
--------------------------------------------------------------------------------

MORTGAGE POOL CHARACTERISTICS AS OF THE CUT-OFF DATE*
--------------------------------------------------------------------------------

FIVE YEAR LOAN

                                                                                            % OF
                         MORTGAGE                                             CUT-OFF     INITIAL
                           LOAN                                PROPERTY        DATE         POOL     LOAN
PROPERTY NAME             SELLER         CITY        STATE       TYPE         BALANCE     BALANCE   GROUP
----------------------   --------   --------------   -----   -----------   ------------   -------   -----

Saugus Colony ........     BofA     Santa Clarita     CA     Multifamily   $115,000,000     5.8%      2
                                                                           ------------     ---
TOTAL/WTD. AVG.: .....                                                     $115,000,000     5.8%
                                                                           ============     ===

                                                                                             REMAINING
                            % OF                LOAN                    CUT-OFF   MATURITY    INTEREST   REMAINING
                         APPLICABLE            BALANCE                    DATE      DATE        ONLY      TERM TO
                            LOAN      TOTAL     PER      UNDERWRITTEN     LTV        LTV       PERIOD     MATURITY
PROPERTY NAME               GROUP     UNITS     UNIT         DSCR        RATIO      RATIO     (MONTHS)    (MONTHS)
----------------------   ----------   -----   --------   ------------   -------   --------   ---------   ---------

Saugus Colony ........      52.5%      752    $152,926       1.73x        69.3%     69.3%        52          52

TOTAL/WTD. AVG.: .....                                       1.73X        69.3%     69.3%

SEVEN YEAR LOANS

                                                                                         % OF
                          MORTGAGE                                         CUT-OFF     INITIAL
                            LOAN                             PROPERTY        DATE        POOL     LOAN
PROPERTY NAME              SELLER         CITY       STATE     TYPE        BALANCE     BALANCE   GROUP
----------------------   ----------   ------------   -----   --------   ------------   -------   -----

Baylor Medical
   Plaza .............      BofA      Garland         TX      Office     $ 9,240,000     0.5%      1
Business Exchange
   Building ..........      BofA      Lee's Summit    MO      Office       5,250,000     0.3       1
                                                                         -----------     ---
TOTAL/WTD. AVG.: .....                                                   $14,490,000     0.7%
                                                                         ===========     ===

                                                                                              REMAINING
                            % OF                                         CUT-OFF   MATURITY    INTEREST   REMAINING
                         APPLICABLE               LOAN                     DATE      DATE       ONLY       TERM TO
                            LOAN       TOTAL    BALANCE   UNDERWRITTEN     LTV        LTV       PERIOD     MATURITY
PROPERTY NAME               GROUP       SF        PSF         DSCR        RATIO      RATIO     (MONTHS)    (MONTHS)
----------------------   ----------   -------   -------   ------------   -------   --------   ---------   ---------

Baylor Medical
   Plaza .............      0.5%       44,731    $207         1.27x       67.4%      62.9%       17          77
Business Exchange
   Building ..........      0.3%       48,361    $109         1.22x       69.5%      65.4%       23          83

TOTAL/WTD. AVG.: .....                                        1.26X       68.2%      63.8%

*    Footnote (*) to the "GENERAL CHARACTERISTICS" table in the "Mortgage Pool
     Characteristics as of the Cut-off Date" section to this Structural and
     Collateral Information also applies to this page.

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       16

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-3
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS*
--------------------------------------------------------------------------------

The following table and summaries describe the ten largest Mortgage Loans in the
Mortgage Pool by Cut-off Date Balance:

               TEN LARGEST MORTGAGE LOANS BY CUT-OFF DATE BALANCE

                                                          % OF       % OF
                                    CUT-OFF             INITIAL   APPLICABLE
                                      DATE       LOAN     POOL       LOAN        PROPERTY
LOAN NAME                           BALANCE     GROUP   BALANCE      GROUP         TYPE
------------------------------   ------------   -----   -------   ----------   ------------

Bowen Building ...............   $115,021,987     1        5.8%      6.5%         Office
Saugus Colony ................    115,000,000     2        5.8      52.5%      Multifamily
Herald Center ................    110,000,000     1        5.6       6.3%         Retail
Southern Hills Mall ..........    101,500,000     1        5.1       5.8%         Retail
One Stamford Forum ...........     99,883,426     1        5.0       5.7%         Office
Republic Place ...............     96,000,000     1        4.9       5.5%         Office
Rushmore Mall ................     94,000,000     1        4.8       5.3%         Retail
FBI Regional HQ Building .....     89,815,875     1        4.5       5.1%         Office
One Campus Drive .............     80,000,000     1        4.0       4.5%         Office
Phoenix Airport Marriott .....     70,903,384     1        3.6       4.0%         Hotel
                                 ------------             ----
TOTAL/WTD AVG ................   $972,124,672             49.1%
                                 ============             ====

                                   CUT-OFF         LTV
                                  DATE LTV       RATIO AT      UNDERWRITTEN      MORTGAGE
LOAN NAME                           RATIO    MATURITY OR ARD       DSCR            RATE
------------------------------   ---------   ---------------   ------------   --------------

Bowen Building ...............     73.9%          73.9%           1.20x         6.138%(1)
Saugus Colony ................     69.3%          69.3%           1.73x         4.947%
Herald Center ................     73.7%          69.1%           1.12x         6.058%(1)
Southern Hills Mall ..........     79.6%          79.6%           1.31x         5.794%
One Stamford Forum ...........     59.5%          47.0%           1.67x         6.373%(1)(2)
Republic Place ...............     75.0%          70.2%           1.03x         5.940%
Rushmore Mall ................     80.0%          80.0%           1.31x         5.794%
FBI Regional HQ Building .....     46.1%          38.6%           2.07x         5.490%(1)
One Campus Drive .............     74.8%          74.8%           1.39x         6.151%(1)
Phoenix Airport Marriott .....     74.9%          64.3%           1.44x         6.293%

TOTAL/WTD AVG ................     70.7%          67.0%           1.42X         5.876%

*    Footnote (*) to the "GENERAL CHARACTERISTICS" table in the "Mortgage Pool
     Characteristics as of the Cut-off Date" section to this Structural and
     Collateral Information also applies to this page.

(1)  Interest rate rounded to three decimal places.

(2)  Interest rate subject to change prior to pricing.

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       17

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-3
--------------------------------------------------------------------------------

                                 BOWEN BUILDING
--------------------------------------------------------------------------------

                               [4 PHOTOS OMITTED]

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       18

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-3
--------------------------------------------------------------------------------

                                 BOWEN BUILDING
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

LOAN SELLER:                       Bank of America
LOAN PURPOSE:                      Refinance
ORIGINAL PRINCIPAL BALANCE:        $115,021,987
FIRST PAYMENT DATE:                July 1, 2006
TERM/AMORTIZATION:                 120/0 months
INTEREST ONLY PERIOD:              120 months
MATURITY DATE:                     June 1, 2016
EXPECTED MATURITY BALANCE:         $115,021,987
BORROWING ENTITY:                  Bowen Building, L.P.
INTEREST CALCULATION:              Actual/360
CALL PROTECTION:                   Lockout/Defeasance:
                                   115 payments
                                   Open: 5 payments
LOCKBOX:                           Hard

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------

CUT-OFF DATE BALANCE:              $115,021,987
CUT-OFF DATE LTV:                  73.9%
MATURITY DATE LTV:                 73.9%
UNDERWRITTEN DSCR:                 1.20x
MORTGAGE RATE(1):                  6.138%

(1)  The interest rate was rounded to three decimal places.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

PROPERTY TYPE:                     Office
PROPERTY SUB-TYPE:                 Central Business District
LOCATION:                          Washington, D.C.
YEAR BUILT/RENOVATED:              1922/2005
NET RENTABLE SQUARE FEET:          229,699
CUT-OFF DATE BALANCE PSF:          $501
OCCUPANCY AS OF MAY 18, 2006(1):   92.5%
OWNERSHIP INTEREST:                Fee
PROPERTY MANAGEMENT:               Kaempfer Management
                                   Services, LLC
UNDERWRITTEN NET CASH FLOW:        $8,590,077
APPRAISED VALUE:                   $155,700,000

(1)  Occupancy including the Vornado Realty LP master lease equals 99.7%.

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       19

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-3
--------------------------------------------------------------------------------

                                 BOWEN BUILDING
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------

                                                                    UNDERWRITTEN
                                                                    ------------
Effective Gross Income ..........................................   $12,692,558
Total Expenses ..................................................   $ 3,887,583
Net Operating Income (NOI) ......................................   $ 8,804,975
Cash Flow (CF) ..................................................   $ 8,590,077
DSCR on NOI .....................................................          1.23x
DSCR on CF ......................................................          1.20x

--------------------------------------------------------------------------------
                              TENANT INFORMATION(1)
--------------------------------------------------------------------------------

                                                    TOTAL     % OF                             %
                                        RATINGS     TENANT   TOTAL    RENT     POTENTIAL   POTENTIAL      LEASE
TOP TENANTS                            FITCH/S&P      SF       SF      PSF       RENT         RENT     EXPIRATION
------------------------------------   ---------   -------   -----   ------   ----------   ---------   ----------

Paul, Hastings, Janofsky & Walker ..   Not Rated   114,867   50.0%   $44.24   $5,082,191     57.0%     01/09/2020
Millennium Challenge Corporation ...    AAA/AAA     93,956   40.9    $33.45    3,142,828     35.2      05/28/2015
Vornado Realty LP ..................    BBB/BBB+    16,443    7.2    $34.00      559,062      6.3      04/30/2016
                                                   -------   ----             ----------     ----
TOTAL ..............................               225,266   98.1%            $8,784,081     98.5%

(1)  Information obtained from underwritten rent roll except for Ratings
     (Fitch/S&P) and unless otherwise stated. Credit Ratings are of the parent company whether or not the parent guarantees the lease. Calculations with respect to Rent PSF, Potential Rent and % Potential Rent include base rent only and exclude common area maintenance and reimbursements.

--------------------------------------------------------------------------------
                           LEASE ROLLOVER SCHEDULE(1)
--------------------------------------------------------------------------------

                     # OF LEASES   EXPIRING   % OF TOTAL   CUMULATIVE   CUMULATIVE % OF    BASE RENT
YEAR OF EXPIRATION     EXPIRING       SF          SF        TOTAL SF        TOTAL SF       EXPIRING
------------------   -----------   --------   ----------   ----------   ---------------   ----------

2011 .............         1          3,686       1.6%         3,686           1.6%       $  123,481
2015 .............         1         93,956      40.9         97,642          42.5%       $3,142,828
2016 .............         1         16,443       7.2        114,085          49.7%       $  559,062
2020 .............         2        114,867      50.0        228,952          99.7%       $5,082,191
Vacant ...........        --            747       0.3        229,699         100.0%       $   14,940
                         ---        -------     -----
TOTAL ............         5        229,699     100.0%

(1)  Information obtained from underwritten rent roll.

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       20

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-3
--------------------------------------------------------------------------------

                                 BOWEN BUILDING
--------------------------------------------------------------------------------

                         SUMMARY OF SIGNIFICANT TENANTS

The three largest tenants, representing 98.1% of the total net rentable square feet, are:

o    PAUL, HASTINGS, JANOFSKY & WALKER (not rated) occupies a total of 114,867 square feet (50.0% of square feet, 57.0% of rental income) under two
     15-year leases expiring on January 9, 2020. Paul, Hastings, Janofsky &
     Walker occupies 113,408 square feet of office space and 1,459 square feet of storage space. The rental rate of both leases increases annually by 2%.
     There is one ten-year option to renew the leases with the rental rates determined at the then fair market. Paul, Hastings, Janofsky & Walker has three expansion options. The first option at the current rent is for an additional 19,317 square feet, the second option at the current rent is for
     9,000 to 10,000 square feet and the third option at the then fair market rent is for 10,000 square feet. Paul, Hastings, Janofsky & Walker specializes in employment law and also offers expertise in business law, litigation, tax and real estate. Founded in 1951, Paul, Hastings, Janofsky
     & Walker employs approximately 1,000 attorneys located in nine offices in the United States and eight offices in Europe and Asia.

o    MILLENNIUM CHALLENGE CORPORATION (United States Federal Government rated
     "AAA" by Fitch and "AAA" by S&P) occupies 93,956 square feet (40.9% of square feet, 35.2% of rental income) under a ten-year lease expiring on May
     28, 2015. The rental rate increases annually by 1.75%. There is one five-year option to renew the lease with the rental rate determined at the then fair market. There is an early termination clause if Millennium
     Challenge Corporation fails to obtain future appropriations. In March 2002,
     President Bush proposed a mechanism to implement the Millennium Challenge
     Account, in which development assistance would be provided to those countries that rule justly, invest in their people and encourage economic freedom. Millennium Challenge Corporation was established on January 23,
     2004 to administer the Millennium Challenge Account. Congress provided initial funding of approximately $1 billion for fiscal year 2004 and $1.5 billion for fiscal year 2005. President Bush requested $3 billion for fiscal year 2006 and pledged to increase annual funding for the Millennium
     Challenge Account to $5 billion in the future.

o    VORNADO REALTY LP (rated "BBB" by Fitch and "BBB+" by S&P) master leases
     16,443 square feet (7.2% of square feet, 6.3% of rental income) under a ten-year lease expiring on April 30, 2016. The Vornado Realty LP master lease for space located on the seventh floor will be modified and the amount of space leased will be reduced as the vacant space is leased. See
     "Master Lease" under Additional Information.

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       21

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-3
--------------------------------------------------------------------------------

                                 BOWEN BUILDING
--------------------------------------------------------------------------------

                             ADDITIONAL INFORMATION

THE LOAN:

o    The Bowen Building Mortgage Loan is a $115.0 million, ten-year fixed rate loan secured by a first mortgage on an office building located in the
     District of Columbia. The Bowen Building Mortgage Loan is interest only for the entire loan term, matures on June 1, 2016 and accrues interest at an annual rate, rounded to three decimal places, of 6.138%.

THE BORROWER:

o    The Bowen Building Borrower is Bowen Building, L.P., a Delaware limited partnership and a single purpose bankruptcy remote entity with at least one independent manager for which the Bowen Building Borrower's legal counsel has delivered a non-consolidation opinion. Equity ownership is held 97.31%
     by Vornado Bowen II, LLC, a Delaware limited liability company, as the limited partner of the Bowen Building Borrower and 2.69% by New Kaempfer
     Bowen, LLC, a Delaware limited liability company, as the general partner of the Bowen Building Borrower. Through a series of intermediate ownership levels, equity ownership is eventually held 89% by Vornado Realty Trust, a
     Maryland trust, and 11% by other limited partners.

o    Vornado Realty LP (rated "BBB" by Fitch and "BBB+" by S&P) and Vornado
     Realty Trust (rated "BBB" by Fitch and rated "BBB+" by S&P) own, in whole or in part, 110 office buildings containing approximately 30.7 million square feet located in New York City and Washington, D.C., 111 retail properties containing approximately 16.2 million square feet located in seven states and Puerto Rico, showroom and office space containing approximately 9.5 million square feet in its Merchandise Mart division, a
     47.6% interest in Americold Realty Trust, the largest cold storage warehouse owner and operator in North America, a 32.95% interest in
     Alexander's, Inc., a 33% interest in Toys R Us, a 15.8% interest in Newkirk
     Realty Trust and an 11.3% interest in GMH Communities, LP, the operating partnership of GMH Communities Trust.

THE PROPERTY:

o    The Bowen Building Mortgaged Property consists of a fee simple interest in a Class "A" office building constructed in 1922 and most recently renovated in 2005. The 12-story improvements contain 229,699 net rentable square feet and are situated on 0.51 acres. Additional improvements consist of a two-level underground parking garage containing 120 parking spaces.
     Building amenities include a perimeter access system, a 24-hour on-site security guard, full service fitness center with locker rooms and a rooftop terrace. The Bowen Building Mortgaged Property is currently leased by four tenants ranging in size from 3,686 to 114,867 square feet.

o    The Bowen Building Mortgaged Property is located in the Washington, D.C.
     market and the East End submarket, which contains 37.8 million square feet of office space with an average occupancy level of 92.2% and an average rental rate per square foot of $43.89. The neighborhood consists of a mix of Class "A" and Class "B" office buildings and hotel properties. The
     McPherson Square Metro Station is located one block southeast and the Metro
     Center Metro Station is located one block south. Pennsylvania Avenue, New
     York Avenue and The Mall are located two blocks south.

o    The Bowen Building Borrower is generally required at its sole cost and expense to keep the Bowen Building Mortgaged Property insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy.

MASTER LEASE:

o    Vornado Realty L.P. provided a Master Lease for 16,443 square feet (the seventh floor) for $559,062 per annum. The payment under the Master Lease will be decreased based upon a certified rent roll showing actual economic rent in place from signed leases satisfactory to the mortgagee (having a minimum five-year term) with tenants in occupancy and paying unabated base rent.

PROPERTY MANAGEMENT:

o    Kaempfer Management Services, LLC manages the Bowen Building Mortgaged
     Property. Kaempfer Management Services, Inc., founded in 1977 and headquartered in Washington, D.C., currently owns and/or manages 17 office buildings containing approximately 8.8 million square feet located in the
     Washington, D.C. market.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    Not Allowed.

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       22

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-3
--------------------------------------------------------------------------------

                                 BOWEN BUILDING
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       23

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-3
--------------------------------------------------------------------------------

                                 SAUGUS COLONY
--------------------------------------------------------------------------------

                               [4 PHOTOS OMITTED]

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       24

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-3
--------------------------------------------------------------------------------

                                  SAUGUS COLONY
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

LOAN SELLER:                       Bank of America
LOAN PURPOSE:                      Refinance
ORIGINAL PRINCIPAL BALANCE:        $115,000,000
FIRST PAYMENT DATE:                January 1, 2006
TERM/AMORTIZATION:                 60/0 months
INTEREST ONLY PERIOD:              60 months
MATURITY DATE:                     December 1, 2010
EXPECTED MATURITY BALANCE:         $115,000,000
BORROWING ENTITY:                  Saugus Colony Limited
INTEREST CALCULATION:              Actual/360
CALL PROTECTION:                   Lockout/Defeasance:
                                   57 payments
                                   Open: 3 payments
UP-FRONT RESERVES:
   TAX RESERVE:                    Yes
ONGOING MONTHLY RESERVES:
   TAX RESERVE:                    Yes
   REPLACEMENT RESERVE:            $10,340
FUTURE MEZZANINE DEBT:             Yes
LOCKBOX:                           Soft

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------

CUT-OFF DATE BALANCE:              $115,000,000
CUT-OFF DATE LTV:                  69.3%
MATURITY DATE LTV:                 69.3%
UNDERWRITTEN DSCR:                 1.73x
MORTGAGE RATE:                     4.947%

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

PROPERTY TYPE:                     Multifamily
PROPERTY SUB-TYPE:                 Garden
LOCATION:                          Santa Clarita, California
YEAR BUILT/RENOVATED:              2001/NAP
UNITS:                             752
CUT-OFF DATE BALANCE PER UNIT:     $152,926
OCCUPANCY AS OF JUNE 22, 2006:     89.5%
OWNERSHIP INTEREST:                Fee
PROPERTY MANAGEMENT:               Con Am Management Corporation
UNDERWRITTEN NET CASH FLOW:        $9,991,786
APPRAISED VALUE:                   $166,000,000

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------

                                                                    UNDERWRITTEN
                                                                    -----------
Effective Gross Income ..........................................   $14,284,962
Total Expenses ..................................................   $ 4,123,976
Net Operating Income (NOI) ......................................   $10,160,986
Cash Flow (CF) ..................................................   $ 9,991,786
DSCR on NOI .....................................................          1.76x
DSCR on CF ......................................................          1.73x

                                                           2 BEDROOM   3 BEDROOM
                                                           ---------   ---------

Number of Units ........................................        564         188
Average Rent ...........................................     $1,592      $1,988
Average Unit Size (SF) .................................      1,130       1,344

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       25

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-3
--------------------------------------------------------------------------------

                                  SAUGUS COLONY
--------------------------------------------------------------------------------

                             ADDITIONAL INFORMATION

THE LOAN:

o    The Saugus Colony Mortgage Loan is a $115.0 million, five-year fixed rate loan secured by a first mortgage on a garden-style apartment complex located in Santa Clarita, Los Angeles County, California. The Saugus Colony
     Mortgage Loan is interest only for the entire loan term, matures on
     December 1, 2010 and accrues interest at an annual rate of 4.947%.

THE BORROWER:

o    The Saugus Colony Borrower is Saugus Colony Limited, a California limited partnership and a single purpose bankruptcy remote entity with at least two independent directors for which the Saugus Colony Borrower's legal counsel has delivered a non-consolidation opinion. Equity ownership is held 1% by
     Colony Apartments LLC, a Delaware limited liability company, 50% by Dr.
     Edward Abraham and 44% by Geoffrey H. Palmer, as general partners of the
     Saugus Colony Borrower, and 5% by Dan Saxon Palmer, Jr. as the limited partner of the Saugus Colony Borrower. The borrower principal is Geoffrey
     H. Palmer.

o    Mr. Palmer has been active in developing multifamily properties since 1975, through his company G.H. Palmer Associates. G.H. Palmer Associates currently owns a multifamily portfolio of more than 7,800 units located throughout southern California. As of December 31, 2004, Mr. Palmer reported a net worth of approximately $455.5 million.

THE PROPERTY:

o    The Saugus Colony Mortgaged Property consists of a fee simple interest in a
     752-unit, garden-style apartment complex built in three phases in 2001
     (Phase I - 304 units), 2003 (Phase II - 304 units) and 2005 (Phase III -
     144 units). The Class "A" improvements situated on 34.64 acres consist of
     94 three-story buildings containing a total of 889,804 net rentable square feet. The apartment mix is 564 two bedroom/2.5 bath units and 188 three bedroom/2.5 bath units.

o    Unit amenities include a standard kitchen package consisting of a refrigerator with icemaker, range/oven with vent hood, dishwasher and microwave. Other unit amenities include washer/dryers, vaulted ceilings, crown molding, gas fireplaces and patios/balconies. All units are equipped with hard-wired smoke detectors and are sprinklered. Saugus Colony
     Mortgaged Property amenities include gated access, a clubhouse with fitness center and steam bath, four pools each with spa, wading pool and two playgrounds. There are two garage parking spaces per unit and 153 surface parking spaces.

o    The Saugus Colony Mortgaged Property is located in southern California, approximately 30 miles northwest of downtown Los Angeles.

o    The Saugus Colony Borrower is generally required at its sole cost and expense to keep the Saugus Colony Mortgaged Property insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy.

PROPERTY MANAGEMENT:

o    Con Am Management Corporation manages the Saugus Colony Mortgaged Property.
     Con Am Management Corporation, founded in 1975 and headquartered in San
     Diego, currently manages more than 200 multifamily complexes totaling more than 45,000 units primarily located in California, Arizona and Texas.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    None.

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       26

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-3
--------------------------------------------------------------------------------

                                 SAUGUS COLONY
--------------------------------------------------------------------------------

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    The Saugus Colony Borrower is permitted to incur on a one-time basis mezzanine financing upon the satisfaction of the following terms and conditions including, without limitation: (a) no event of default has occurred and is continuing; (b) a permitted mezzanine lender originates such mezzanine financing; (c) the mezzanine lender will have executed an intercreditor agreement in form and substance reasonably acceptable to the mortgagee; (d) the amount of such mezzanine loan will not exceed an amount which, when added to the outstanding principal balance of the Saugus Colony
     Mortgage Loan, results in a maximum loan-to-value ratio greater than 70%
     and a minimum debt service coverage ratio (as calculated by the mortgagee on a trailing 12-month basis) less than 1.15x (based on a constant payment rate of 9.25% and underwritten net income); and (e) the mortgagee will have received confirmation from the rating agencies that such mezzanine financing will not result in a downgrade, withdrawal or qualification of the ratings issued, or to be issued, in connection with a securitization involving the Saugus Colony Mortgage Loan.

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       27

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-3
--------------------------------------------------------------------------------

                                 SAUGUS COLONY
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       28

                      (This Page Intentionally Left Blank)

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-3
--------------------------------------------------------------------------------

                                 HERALD CENTER
--------------------------------------------------------------------------------

                               [4 PHOTOS OMITTED]

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       29

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-3
--------------------------------------------------------------------------------

                                 HERALD CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

LOAN SELLER:                       Bank of America
LOAN PURPOSE:                      Refinance
ORIGINAL PRINCIPAL BALANCE:        $110,000,000
FIRST PAYMENT DATE:                July 1, 2006
TERM/AMORTIZATION:                 120/360 months
INTEREST ONLY PERIOD:              60 months
MATURITY DATE:                     June 1, 2016
EXPECTED MATURITY BALANCE:         $103,125,311
BORROWING ENTITY:                  Herald Center Department
                                   Store, L.P.
INTEREST CALCULATION:              Actual/360
CALL PROTECTION:                   Lockout/Defeasance:
                                   116 payments
                                   Open: 4 payments
UP-FRONT RESERVES:
  TAX RESERVE:                     Yes
ONGOING MONTHLY RESERVES:
  TAX RESERVE:                     Yes
  REPLACEMENT RESERVE(1):          $8,454
FUTURE MEZZANINE DEBT:             Yes
LOCKBOX:                           Hard

(1)  On July 1, 2009 monthly deposits decrease to $4,320 and remain at that level through the end of the loan term.

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------

CUT-OFF DATE BALANCE:              $110,000,000
CUT-OFF DATE LTV:                  73.7%
MATURITY DATE LTV:                 69.1%
UNDERWRITTEN DSCR:                 1.12x
INTEREST ONLY DSCR(1):             1.31x
MORTGAGE RATE(2):                  6.058%

(1)  Underwritten DSCR d u ring partial Interest Only Period.

(2)  The interest rate was rounded to three decimal places.

--------------------------------------------------------------------------------
                     PROPERTY INFORMATION
--------------------------------------------------------------------------------

PROPERTY TYPE:                     Retail
PROPERTY SUB-TYPE:                 Anchored
LOCATION:                          New York, New York
YEAR BUILT/RENOVATED:              1902/1985
NET RENTABLE SQUARE FEET:          225,428
CUT-OFF DATE BALANCE PSF:          $488
OCCUPANCY AS OF APRIL 5, 2006:     100.0%
OWNERSHIP INTEREST:                Fee
PROPERTY MANAGEMENT:               Jeffrey Management Corp.
UNDERWRITTEN NET CASH FLOW:        $8,897,456
APPRAISED VALUE:                   $149,200,000

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       30

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-3
--------------------------------------------------------------------------------

                                 HERALD CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             FINANCIAL INFORMATION
--------------------------------------------------------------------------------

                                     FULL YEAR      FULL YEAR
                                   (12/31/2004)   (12/31/2005)   UNDERWRITTEN
                                   ------------   ------------   ---------------
Effective Gross Income .........    $12,207,091    $12,969,440    $15,010,740
Total Expenses .................    $ 4,681,302    $ 4,962,586    $ 5,663,353
Net Operating Income (NOI) .....    $ 7,525,789    $ 8,006,854    $ 9,347,387
Cash Flow (CF) .................    $ 7,525,789    $ 8,006,854    $ 8,897,456
DSCR on NOI ....................          0.95x          1.01x          1.17x
DSCR on CF .....................          0.95x          1.01x          1.12x

--------------------------------------------------------------------------------
                              TENANT INFORMATION(1)
--------------------------------------------------------------------------------

                                              TOTAL    % OF                              %
                                 RATINGS     TENANT    TOTAL    RENT     POTENTIAL   POTENTIAL     LEASE
TOP TENANTS                      FITCH/S&P     SF        SF     PSF        RENT        RENT      EXPIRATION
-----------                      ---------   -------   -----   ------   ----------   ---------   ----------

Daffy's ......................   Not Rated    97,124   43.1%   $24.92   $2,420,000     19.9%     03/31/2017
NYS Dept. of Motor Vehicles ..   NR/AA-       30,000   13.3    $35.75      990,000     8.2       09/30/2009
ASA Institute ................   Not Rated    25,944   11.5    $42.56    1,040,106     8.6       08/31/2019
Modell's Sporting Goods ......   Not Rated    24,000   10.6    $57.50    1,380,000     11.4      01/31/2017
                                             -------   ----             ----------     ----
TOTAL ........................               117,068   78.5%            $5,830,106     48.0%

(1)  Information obtained from underwritten rent roll except for Ratings
     (Fitch/S&P) and unless otherwise stated. Credit Ratings are of the parent company whether or not the parent guarantees the lease. Calculations with respect to Rent PSF, Potential Rent and % Potential Rent include base rent only and exclude common area maintenance and reimbursements.

--------------------------------------------------------------------------------
                           LEASE ROLLOVER SCHEDULE(1)
--------------------------------------------------------------------------------

                            # OF LEASES                   % OF     CUMULATIVE   CUMULATIVE % OF    BASE RENT
YEAR OF EXPIRATION           EXPIRING     EXPIRING SF   TOTAL SF    TOTAL SF        TOTAL SF       EXPIRING
-------------------------   -----------   -----------   --------   ----------   ---------------   ----------

2009 ....................       1            30,000       13.3%       30,000          13.3%       $  990,000
2011 ....................       2               747        0.3        30,747          13.6%       $  460,056
2012 ....................       1             5,293        2.3        36,040          16.0%       $1,328,508
2013 ....................       2            34,400       15.3        70,440          31.2%       $1,196,204
2014 ....................       1               648        0.3        71,088          31.5%       $  275,000
2015 ....................       2             4,802        2.1        75,890          33.7%       $1,930,450
2017 ....................       3           123,594       54.8       199,484          88.5%       $4,489,000
2019 ....................       1            25,944       11.5       225,428         100.0%       $1,040,106
Maintenance/Management ..       5                --         --       225,428         100.0%       $  434,833
                              ---           -------      -----
TOTAL ...................      18           225,428      100.0%

(1)  Information obtained from underwritten rent roll.

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       31

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-3
--------------------------------------------------------------------------------

                                 HERALD CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         SUMMARY OF SIGNIFICANT TENANTS
--------------------------------------------------------------------------------
The four largest tenants, representing 78.5% of the total net rentable square feet are:

o    DAFFY'S (not rated) occupies 97,124 square feet (43.1% of square feet,
     19.9% of rental income) under a 23-year lease expiring on March 31, 2017.
     The current rental rate per square foot of $24.92 increases to $27.41 on
     October 1, 2011. There are three five-year options to renew the lease at a rental rate per square foot equal to the sum of 110% of the current rent plus 75% of the percentage rent payable during the last full year prior to the commencement of the renewal period. Daffy's is also required to pay percentage rent equal to 7% of sales in excess of the sales breakpoint.
     Daffy's is an off-price specialty retail chain operating 17 stores located in the New York Metropolitan area and one store located in Philadelphia.
     Daffy's sells designer clothing, shoes and accessories for men, women and children, as well as housewares at a discount.

o    NYS DEPT. OF MOTOR VEHICLES (New York State, not rated by Fitch and rated
     "AA-" by S&P) occupies 30,000 square feet (13.3% of square feet, 8.2% of rental income) under an eleven-year lease expiring on September 30, 2009.
     The current rental rate per square foot of $35.75 remains constant during the initial lease term. There are two five-year options to renew the lease with the rental rate per square foot increasing to $39.60 and $47.52, respectively. The New York State Department of Motor Vehicles provides services and information including New York State driver's licenses, driver's education, vehicle registration, driving records and auto insurance. The Herald Center location is the largest New York State
     Department of Motor Vehicles office.

o    ASA INSTITUTE (not rated) occupies 25,944 square feet (11.5% of square feet, 8.6% of rental income) under a 15-year lease expiring on August 31,
     2019. The current rental rate per square foot of $42.56 increases annually by 3%. There are two five-year options to renew the lease at a rental rate per square foot at the then fair market. Founded 20 years ago, ASA
     Institute is an accredited college that awards certificates and associate degrees. Campuses are located at the Herald Center Mortgaged Property and in Brooklyn. ASA Institute offers degree programs in Medical Assisting,
     Pharmacy Technology, Office Administration and Technology, Business
     Administration, Business Administration with MIS, Network Administration and Security, and Computer Programming and Information Technology.

o    MODELL'S SPORTING GOODS (not rated) occupies 24,000 square feet (10.6% of square feet, 11.4% of rental income) under a 16-year lease expiring on
     January 31, 2017. The current rental rate per square foot of $57.50 increases to $66.13 in lease years 11 to 15 and $76.04 in lease year 16.
     There are no options to renew the lease. Modell's Sporting Goods is also required to pay percentage rent equal to 5% of sales in excess of
     $12,000,000 in lease years one to five ($500 per square foot), $13,800,000 in lease years six to ten ($575 per square foot), $15,870,000 in lease years 11 to 15 ($661 per square foot) and $18,250,500 in lease year 16
     ($760 per square foot). Founded in 1889, Modell's Sporting Goods is the nation's oldest family-owned and operated retailer of brand name sporting goods, sporting apparel, menswear and footwear. Modell's Sporting Goods operates more than 125 stores located throughout New York, New Jersey,
     Pennsylvania, Connecticut, Delaware, Maryland, Massachusetts, New
     Hampshire, Virginia, Rhode Island and Washington, D.C.

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       32

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-3
--------------------------------------------------------------------------------

                                 HERALD CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             ADDITIONAL INFORMATION
--------------------------------------------------------------------------------

THE LOAN:

o    The Herald Center Mortgage Loan is a $110.0 million, ten-year fixed rate loan secured by a first mortgage on an retail building located in New York
     City. The Herald Center Mortgage Loan is interest only for the first five years of the loan term, matures on June 1, 2016 and accrues interest at an annual rate, rounded to three decimal places, of 6.058%.

THE BORROWER:

o    The Herald Center Borrower is Herald Center Department Store, L.P., a
     Delaware limited partnership and a single purpose bankruptcy remote entity with at least one independent director for which the Herald Center
     Borrower's legal counsel has delivered a non-consolidation opinion. Equity ownership is held 0.495% by Herald Center-LV GP, Inc., a Delaware corporation, as the managing general partner of the Herald Center Borrower,
     0.505% by Herald Center Department Store, Inc., a New York corporation, as the non-managing general partner of the Herald Center Borrower, 49.995% by
     Bailey Herald Center, L.P., a Delaware limited partnership, and 49.005% by
     Herald Center-LV LLC, a Delaware limited liability company, the last two legal entities as the limited partners of the Herald Center Borrower. The borrower principals are Jeffrey Feil and Lloyd Goldman.

o    Mr. Feil is Chairman and President of The Feil Organization, a
     privately-held, full-service real estate company headquartered in New York
     City. The Feil Organization operates a portfolio of more than 18 million square feet of commercial real estate properties, more than 5,000 multifamily units, hundreds of net leased properties, and thousands of acres of undeveloped land across the United States. As of December 31,
     2004, Mr. Feil reported a net worth of approximately $101.7 million.

o    Mr. Goldman is President of BLDG Management Co., Inc., which owns and/or operates more than 400 properties located throughout the United States, including approximately 20 million square feet of office, industrial and retail space and 14,000 multifamily units. As of March 14, 2005, Mr.
     Goldman reported a net worth of approximately $130.0 million.

THE PROPERTY:

o    The Herald Center Mortgaged Property consists of a fee simple interest in a multi-level retail building. The Herald Center Mortgaged Property was originally built as a department store in 1902, but was extensively renovated and converted to the current multi-tenant use in 1985. The nine-story plus basement improvements contain 225,428 net rentable square feet and are situated on 0.56 acres. Upper floor spaces on the second through seventh floors are accessed via escalator and elevator. The eighth and ninth floors are accessed via elevator only. The Herald Center
     Mortgaged Property is currently occupied by 13 tenants ranging in size from
     97 to 97,124 square feet.

o    The Herald Center Mortgaged Property is located at the southwest corner of
     Broadway and West 34th Street on Herald Square in the Garment Center
     District of Midtown Manhattan. Herald Square is in Midtown Manhattan with
     Macy's flagship store located across the street to the north, the Empire
     State Building two blocks east, and two blocks northeast of Pennsylvania
     Station which provides access to the Long Island Railroad, Amtrak, and the
     New York City Transit subway system.

o    The Herald Center Borrower is generally required at its sole cost and expense to keep the Herald Center Mortgaged Property insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy.

PROPERTY MANAGEMENT:

o    Jeffrey Management Corp. manages the Herald Center Mortgaged Property.
     Jeffrey Management Corp., founded in 1956 and headquartered in New York
     City, currently manages approximately 15 million square feet of commercial real estate properties, including more than 11 million square feet of prime office space located in New York City, Chicago and Houston, approximately
     5,000 multifamily units, hundreds of net leased properties and thousands of acres of undeveloped land across the United States.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    None.

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       33

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-3
--------------------------------------------------------------------------------

                                 HERALD CENTER
--------------------------------------------------------------------------------

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    The Herald Center Building Borrower is permitted to incur mezzanine financing upon the satisfaction of the following terms and conditions, including without limitation: (a) no event of default has occurred and is continuing; (b) a permitted mezzanine lender originates such mezzanine financing; (c) the mezzanine lender will have executed an intercreditor agreement in form and substance reasonably acceptable to the mortgagee; (d)
     the amount of such mezzanine loan will not exceed an amount which, when added to the outstanding principal balance of the Herald Center Building
     Mortgage Loan, results in a maximum loan-to-value ratio greater than 75%
     and a minimum debt service coverage ratio (as calculated by the mortgagee on a trailing 12-month basis) less than 1.25x; and (e) the mortgagee will have received confirmation from the rating agencies that such mezzanine financing will not result in a downgrade, withdrawal or qualification of the ratings issued, or to be issued, in connection with a securitization involving the Herald Center Building Mortgage Loan.

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       34

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-3
--------------------------------------------------------------------------------

                                 HERALD CENTER
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       35

                      (This Page Intentionally Left Blank)

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-3
--------------------------------------------------------------------------------

                              SOUTHERN HILLS MALL
--------------------------------------------------------------------------------

                               [5 PHOTOS OMITTED]

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       36

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-3
--------------------------------------------------------------------------------

                               SOUTHERN HILLS MALL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

LOAN SELLER:                       Bank of America
LOAN PURPOSE:                      Refinance
ORIGINAL PRINCIPAL BALANCE:        $101,500,000
FIRST PAYMENT DATE:                July 1, 2006
TERM/AMORTIZATION:                 120/0 months
INTEREST ONLY PERIOD:              120 months
MATURITY DATE:                     June 1, 2016
EXPECTED MATURITY BALANCE:         $101,500,000
BORROWING ENTITY:                  SM Southern Hills Mall, LLC
INTEREST CALCULATION:              Actual/360
CALL PROTECTION:                   Lockout/Defeasance:
                                   113 payments
                                   Open: 7 payments
FUTURE MEZZANINE DEBT:             Yes
LOCKBOX:                           Hard

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------

CUT-OFF DATE BALANCE:              $101,500,000
CUT-OFF DATE LTV:                  79.6%
MATURITY DATE LTV:                 79.6%
UNDERWRITTEN DSCR:                 1.31x
MORTGAGE RATE:                     5.794%

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

PROPERTY TYPE:                     Retail
PROPERTY SUB-TYPE:                 Anchored
LOCATION:                          Sioux City, Iowa
YEAR BUILT/RENOVATED:              1980/2003
NET RENTABLE SQUARE FEET:          573,370
CUT-OFF DATE BALANCE PSF:          $177
OCCUPANCY AS OF MARCH 31, 2006:    92.4%
OWNERSHIP INTEREST:                Fee
PROPERTY MANAGEMENT:               Macerich Management
                                   Company
UNDERWRITTEN NET CASH FLOW:        $7,836,354
APPRAISED VALUE:                   $127,500,000

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       37

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-3
--------------------------------------------------------------------------------

                              SOUTHERN HILLS MALL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             FINANCIAL INFORMATION
--------------------------------------------------------------------------------

                                  FULL YEAR      FULL YEAR      FULL YEAR
                                (12/31/2003)   (12/31/2004)   (12/31/2005)   UNDERWRITTEN
                                ------------   ------------   ------------   ------------

Effective Gross Income ......    $13,149,834    $13,650,832    $14,033,330   $14,602,097
Total Expenses ..............    $ 5,549,814    $ 6,003,066    $ 6,028,804   $ 6,308,297
Net Operating Income (NOI) ..    $ 7,600,020    $ 7,647,766    $ 8,004,526   $ 8,293,800
Cash Flow (CF) ..............    $ 7,600,020    $ 7,647,766    $ 8,004,526   $ 7,836,354
DSCR on NOI .................           1.27x          1.28x          1.34x         1.39x
DSCR on CF ..................           1.27x          1.28x          1.34x         1.31x

--------------------------------------------------------------------------------
                              TENANT INFORMATION(1)
--------------------------------------------------------------------------------

                         RATINGS      TOTAL      % OF                 POTENTIAL   % POTENTIAL      LEASE
TOP TENANTS             FITCH/S&P   TENANT SF  TOTAL SF   RENT PSF      RENT         RENT       EXPIRATION
-----------             ---------   ---------  --------   --------   ----------   -----------   ----------

Younkers ............     CCC/B+      90,785     15.8%     $ 3.33    $  302,314       4.0%      01/31/2011
Hy-Vee ..............   Not Rated     59,596     10.4      $ 4.20       250,037       3.3       12/31/2012
Scheels All Sports ..   Not Rated     59,360     10.4      $ 5.02       297,987       4.0       04/30/2018
Cinema 12 ...........     NR/B-       40,386      7.0      $10.83       437,380       5.8       01/31/2010
                                     -------     ----                ----------      ----
TOTAL ...............                250,127     43.6%               $1,287,718      17.2%

(1)  Information obtained from underwritten rent roll except for Ratings
     (Fitch/S&P) and unless otherwise stated. Credit Ratings are of the parent company whether or not the parent guarantees the lease. Calculations with respect to Rent PSF, Potential Rent and % of Potential Rent include base rent only and exclude common area maintenance and reimbursements.

--------------------------------------------------------------------------------
                           LEASE ROLLOVER SCHEDULE(1)
--------------------------------------------------------------------------------

                     # OF LEASES   EXPIRING     % OF     CUMULATIVE     CUMULATIVE     BASE RENT
YEAR OF EXPIRATION     EXPIRING       SF      TOTAL SF    TOTAL SF    % OF TOTAL SF    EXPIRING
------------------   -----------   --------   --------   ----------   -------------   ----------

2006 .............         1          8,356      1.5%        8,356          1.5%      $   37,936
2007 .............         7         27,122      4.7        35,478          6.2%      $  664,929
2008 .............        13         27,506      4.8        62,984         11.0%      $  678,583
2009 .............         7         17,553      3.1        80,537         14.0%      $  421,259
2010 .............        12         62,416     10.9       142,953         24.9%      $1,059,178
2011 .............        13        134,136     23.4       277,089         48.3%      $1,247,510
2012 .............         4         65,725     11.5       342,814         59.8%      $  421,360
2013 .............         5         13,913      2.4       356,727         62.2%      $  452,235
2014 .............         4         38,380      6.7       395,107         68.9%      $  569,372
2015 .............         3         11,569      2.0       406,676         70.9%      $  160,783
2016 .............         9         26,277      4.6       432,953         75.5%      $  477,993
2018 .............         1         59,360     10.4       492,313         85.9%      $  297,987
2024 .............         1          4,404      0.8       496,717         86.6%      $   47,519
MTM ..............        17         37,533      6.5       534,250         93.2%      $  474,633
Vacant ...........        --         39,120      6.8       573,370        100.0%      $  496,055
                         ---        -------    -----
TOTAL ............        97        573,370    100.0%

(1)  Information obtained from underwritten rent roll.

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       38

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-3
--------------------------------------------------------------------------------

                               SOUTHERN HILLS MALL
--------------------------------------------------------------------------------

                         SUMMARY OF SIGNIFICANT TENANTS

The four largest tenants, representing 43.6% of the total net rentable square feet are:

o    YOUNKERS (Bon-Ton Stores, NASDAQ: "BONT") (rated "CCC" by Fitch and "B+" by
     S&P) occupies 90,785 square feet (15.8% of square feet, 4.0% of rental income) under a 32-year lease expiring on January 31, 2011. The current rental rate per square foot of $3.33 remains constant during the remaining initial lease term. There are three ten-year options to renew the lease with the rental rate per square foot during each renewal period remaining constant at $3.33. Younkers is also required to pay percentage rent equal to 3% of sales in excess of the annual rent. Younkers operates 47 department stores located throughout the Midwestern United States. Younkers offers an assortment of apparel and accessories for men, women, teens and children. Younkers is an operating division of Bon-Ton Stores. Bon-Ton
     Stores offers an assortment of apparel and accessories for women, men and children, intimate apparel, footwear, cosmetics and home furnishings.
     Bon-Ton Stores operates 279 stores located in 23 states under the Bon-Ton,
     Bergner's, Boston Store, Carson Pirie Scott, Elder-Beerman, Herberger's and
     Younkers brand names. Bon-Ton Stores employs approximately 33,500 people.
     As of the fiscal year ended January 28, 2006, Bon-Ton Stores reported revenue of approximately $1.3 billion, net income of $26.0 million and stockholder equity of $292.1 million.

o    HY-VEE (not rated) occupies 59,596 square feet (10.4% of square feet, 3.3%
     of rental income) under a 33-year lease expiring on December 31, 2012. The rental rate per square foot of $4.20 remains constant during the initial lease term. There are three five-year options to renew the lease. Hy-Vee is also required to pay percentage rent equal to 1% of sales in excess of the annual rent. Hy-Vee is one of the largest privately owned supermarket chains in the nation. Hy-Vee operates approximately 220 supermarkets located in seven Midwestern states. Hy-Vee employs approximately 49,000 people.

o    SCHEELS ALL SPORTS (not rated) occupies 59,360 square feet (10.4% of square feet, 4.0% of rental income) under a 16-year ground lease expiring on April
     30, 2018. The current rental rate per square foot of $5.02 increases to
     $5.82 in lease years six to ten and $6.63 in lease years 11 to 15. There are six five-year options to renew the ground lease with the rental rate per square foot increasing to $7.43, $8.23, $9.04, $9.84, $10.64 and
     $11.44, respectively during the six renewal periods. Scheels All Sports is also required to pay percentage rent equal to 2% of sales in excess of
     $14,900,000 in lease years one to five, $17,284,000 in lease years six to ten and $19,668,000 in lease years 11 to 15 with increasing breakpoints over the six ground lease renewal periods. Scheels All Sports is a privately owned sporting goods chain. Scheels All Sports sells sporting goods and apparel, including bikes, footwear, fitness equipment, apparel, hunting and fishing gear, and seasonal sporting goods (camping, baseball, golf, soccer, skates). Scheels All Sports offers maintenance and warranty repair for many of its products. Scheels operates 22 stores located in seven Midwestern states.

o    CINEMA 12 (Carmike Cinemas, Inc., NASDAQ: "CKEC") (Carmike Cinemas, Inc.,
     not rated by Fitch and rated "B-" by S&P) occupies 40,386 square feet (7.0%
     of square feet, 5.8% of rental income) under a thirty-year lease expiring on January 31, 2010. The rental rate per square foot of $10.83 remains constant throughout the lease term. There are no options to renew the lease. Carmike Cinemas, Inc. is also required to pay percentage rent.
     Carmike Cinemas, Inc is a motion picture exhibitor with 307 theatres located in 37 states having a total of 2,469 screens as of September 30,
     2005. Carmike Cinemas, Inc. targets small to mid-sized communities with populations ranging from 50,000 to 250,000. Eighty percent of the theatres are in markets with fewer than 100,000 people. In 2002 the Southern Hills
     Mall theatre was remodeled to include 12 screens with stadium seating and digital sound format. Carmike Cinemas, Inc. was founded in 1982 by Carl L.
     Patrick, Sr. and Michael W. Patrick who is currently Chief Executive
     Officer and Chairman of the Board of Directors.

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting
EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you
e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities
LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important
Notice Regarding the Offered Certificates" in this free writing prospectus.

                                       39

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-3
--------------------------------------------------------------------------------

                               SOUTHERN HILLS MALL
--------------------------------------------------------------------------------

                             ADDITIONAL INFORMATION

THE LOAN:

o    The Southern Hills Mall Mortgage Loan is a $101.5 million, ten-year fixed rate loan secured by a first mortgage on a regional mall located in Sioux
     City, Woodbury County, Iowa. The Southern Hills Mall Mortgage Loan is
     interest only for the entire loan term, matures on June 1, 2016 and accrues interest at an annual rate of 5.794%.

THE BORROWER:

o    The Southern Hills Mall Borrower is SM Southern Hills Mall, LLC, a Delaware
     limited liability company and a single purpose bankruptcy remote entity with at least two independent managers for which the Southern Hills Mall
     Borrower's legal counsel has delivered a non-consolidation opinion. Equity ownership is held 100% by SDG Macerich Properties, L.P., a Delaware limited partnership. Through a series of intermediate ownership levels, equity ownership is eventually held 50% each by Simon Property Group, L. P. and
     The Macerich Partnership.

o    Simon Property Group, Inc. (NYSE: "SPG") (rated "BBB+" by Fitch and "A-" by
     S&P), the largest publicly traded real estate investment trust in North
     America, is engaged in the ownership, operation, leasing, management, acquisition, expansion and development of real estate properties, primarily regional malls, outlet centers and community shopping centers. Simon
     Property Group, Inc. owns or holds an interest in 296 properties consisting of 172 regional malls, 30 outlet centers, 71 community shopping centers and
     23 other properties containing a total of approximately 200 million square feet located in 39 states and Puerto Rico. Simon Property Group, Inc. also has interests in 12 parcels of land held in the United States for future development, 51 European shopping centers located in France, Italy, Poland and Portugal, four outlet centers located in Japan, one outlet center located in Mexico and one community shopping center located in Canada.
     Simon Property Group, Inc. provides leasing, management and development services to its properties. Simon Property Group, Inc. employs approximately 3,000 people. As of the fiscal year ended December 31, 2005,
     Simon Property Group, Inc. reported revenue of approximately $3.2 billion, net income of $475.7 million and stockholder equity of $4.3 billion.

o    The Macerich Company (NYSE: "MAC") (not rated) is a real estate investment company engaged in the acquisition, ownership, development, redevelopment, management and leasing of regional malls and community shopping centers.
     The Macerich Company owns or holds an interest in 98 properties consisting of 76 regional malls, 20 community shopping centers and two development/redevelopment projects containing a total of 80.0 million square feet located throughout the United States. The Macerich Company employs approximately 4,500 people. As of the fiscal year ended December
     31, 2005, the Macerich Company reported revenue of approximately $767.4 million, net income of $71.7 million and stockholder equity of $827.1 million

THE PROPERTY:

o    The Southern Hills Mall Mortgaged Property consists of a fee simple interest in a regional mall built in 1980 and most recently renovated in
     2003. The collateral improvements containing a total of 573,370 gross leasable square feet situated on 86.13 acres consist of the Younkers,
     Hy-Vee and Scheels All Sports anchor tenant buildings and the in-line mall stores.

o    There are approximately 93 additional tenants ranging in size from 185 to
     40,386 square feet. Tenants over 8,000 square feet are Cinema 12, Barnes &
     Noble, Tuesday Morning, The Gap and Red Lobster. The additional tenants together occupy 56.6% of the total square feet and contribute 82.1% of the gross potential rental income. Sears (122,792 square feet) and JC Penney
     (100,000 square feet) are non-collateral, ground leased shadow anchor tenants. Including Sears and JC Penney, there is a total of 796,162 square feet in the Southern Hills Mall.

o    The Southern Hills Mall Mortgaged Property is located in the southeast portion of the Sioux City metropolitan statistical area approximately seven miles from the Sioux City central business district. U.S. Highway 20 borders to the south and the Interstate 29 and U.S. Highway 20 interchange is approximately 1 mile west.

o    The Southern Hills Mall Borrower is generally required at its sole cost and expense to keep the Southern Hills Mall Mortgaged Property insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy.

PROPERTY MANAGEMENT:

o    Macerich Management Company manages the Southern Hills Mall Mortgaged
     Property. Macerich Management Company, founded in 1965 and headquartered in
     Santa Monica, California, currently manages 76 regional malls containing approximately 80 million square feet.

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting
EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you
e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities
LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important
Notice Regarding the Offered Certificates" in this free writing prospectus.

                                       40

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-3
--------------------------------------------------------------------------------

                               SOUTHERN HILLS MALL
--------------------------------------------------------------------------------

COLLATERAL RELEASE AND SUBSTITUTION:

o    The Southern Hills Mall Borrower may, on a one-time basis, obtain a release of the lien of the mortgage encumbering Southern Hills Mall Mortgaged
     Property ("Release Property") by substituting therefor another retail property of like kind and quality acquired by the Southern Hills Mall
     Borrower (the "New Property"). In addition, any such substitution is permitted upon the satisfaction of the following terms and conditions including, without limitation: (a) Simon Property Group, Inc. or Macerich
     Company or an affiliate thereof, or a combination of them controls the
     Southern Hills Mall Borrower; (b) no event of default exists (other than an event of default which would be cured by the substitution of the New
     Property); (c) receipt by the mortgagee of a FIRREA appraisal of the New
     Property by a national appraisal firm dated no more than 180 days prior to the substitution, indicating that the fair market value of the New Property is not less than 110% of the greater of (i) the appraised value of the
     Release Property and (ii) the fair market value of the Release Property as of the date immediately preceding the substitution; (d) the net operating income for the New Property for the four calendar quarters preceding the substitution date (in the aggregate) is greater than 115% of the net operating income for the Release Property for the four calendar quarters immediately preceding the substitution date (in the aggregate); and (e) the mortgagee will receive confirmation from the rating agencies that such substitution will not result in a downgrade, withdrawal or qualification of any ratings issued, or to be issued, in connection with a securitization involving the Southern Hills Mall Mortgage Loan.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    The Southern Hills Mall Borrower is permitted to incur mezzanine financing upon the satisfaction of the following terms and conditions including, without limitation: (a) no event of default has occurred and is continuing;
     (b) a permitted mezzanine lender originates such mezzanine financing; (c)
     the mezzanine lender will have executed a subordination and intercreditor agreement in form and substance reasonably satisfactory to the mortgagee;
     (d) the amount of such mezzanine loan will not exceed an amount which, when added to the outstanding principal balance of the Southern Hills Mall
     Mortgage Loan, results in a maximum loan-to-value ratio greater than 80%
     and a minimum debt service coverage ratio less than 1.25x; and (e) the mortgagee will receive confirmation from the rating agencies that such mezzanine financing will not result in a downgrade, withdrawal or qualification of any ratings issued, or to be issued, in connection with a securitization involving the Southern Hills Mall Mortgage Loan.

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting
EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you
e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities
LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important
Notice Regarding the Offered Certificates" in this free writing prospectus.

                                       41

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-3
--------------------------------------------------------------------------------

                               SOUTHERN HILLS MALL
--------------------------------------------------------------------------------

                                 [MAP OMITTED]

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting
EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you
e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities
LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important
Notice Regarding the Offered Certificates" in this free writing prospectus.

                                       42

                      (This Page Intentionally Left Blank)

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-3
--------------------------------------------------------------------------------

                               ONE STAMFORD FORUM
--------------------------------------------------------------------------------

                               [4 PHOTOS OMITTED]

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting
EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you
e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities
LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important
Notice Regarding the Offered Certificates" in this free writing prospectus.

                                       43

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-3
--------------------------------------------------------------------------------

                               ONE STAMFORD FORUM
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

LOAN SELLER:                       Bank of America
LOAN PURPOSE:                      Refinance
ORIGINAL NOTE A PRINCIPAL
   BALANCE:                        $100,000,000
FIRST PAYMENT DATE:                August 1, 2006
TERM/AMORTIZATION:                 120/300 months
MATURITY DATE:                     July 1, 2016
EXPECTED NOTE A MATURITY
   BALANCE:                        $78,884,709
BORROWING ENTITY:                  One Stamford Realty L.P.
INTEREST CALCULATION:              Actual/360
CALL PROTECTION:                   Lockout: 25 payments
                                   GRTR 1% PPMT or
                                   Yield Maintenance:
                                   88 payments
                                   Open: 7 payments
UP-FRONT RESERVES:
TAX/INSURANCE RESERVE:             Yes
OTHER RESERVE(1):                  $10,000,000
ONGOING MONTHLY RESERVES:
TAX/INSURANCE RESERVE:             Yes
LOCKBOX:                           Hard

(1)  Borrower has established the "UBS Reserve Account" which will be disbursed to the borrower on August 1, 2009 provided UBS is paying rent and has elected to take space under the UBS lease. See "Reserves" for additional information.

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------

WHOLE LOAN CUT-OFF DATE
   BALANCE:                        $133,843,790
NOTE A CUT-OFF DATE BALANCE:       $99,883,426
NOTE B CUT-OFF DATE BALANCE(1):    $33,960,365
SHADOW RATING (FITCH/S&P):         A/A-

                                   WHOLE LOAN    WHOLE LOAN
                                   (EXCLUDING    (INCLUDING
                                   NOTE B)(1)    NOTE B)(1)
                                   ----------   -----------
CUT-OFF DATE LTV:                     59.5%        79.7%
MATURITY DATE LTV:                    47.0%        62.9%
UNDERWRITTEN DSCR:                    1.67x        1.23x
MORTGAGE RATE(2):                    6.373%       6.454%

(1)  The Note B is not part of the trust fund.

(2)  The interest rate was rounded to three decimal places and is subject to change prior to pricing.

--------------------------------------------------------------------------------
                      PROPERTY INFORMATION
--------------------------------------------------------------------------------

PROPERTY TYPE:                     Office
PROPERTY SUB-TYPE:                 Central Business District
LOCATION:                          Stamford, Connecticut
YEAR BUILT/RENOVATED:              1972/2000
NET RENTABLE SQUARE FEET:          504,471
CUT-OFF DATE BALANCE PSF(1):       $198
OCCUPANCY AS OF AUGUST 1, 2006:    100.0%
OWNERSHIP INTEREST:                Fee
PROPERTY MANAGEMENT:               Borrower/Owner Managed
UNDERWRITTEN NET CASH FLOW:        $13,334,094
APPRAISED VALUE:                   $168,000,000

(1)  The Cut-off Date Balance per square foot including the Note B equals $265.

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       44

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-3
--------------------------------------------------------------------------------

                               ONE STAMFORD FORUM
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------

                                                                    UNDERWRITTEN
                                                                    ------------
Effective Gross Income ..........................................   $20,129,784
Total Expenses ..................................................   $ 6,221,932
Net Operating Income (NOI) ......................................   $13,907,852
Cash Flow (CF) ..................................................   $13,334,094
DSCR on NOI(1) ..................................................          1.74x
DSCR on CF(2) ...................................................          1.67x

(1)  The debt service coverage ratio on net operating income including the Note
     B is 1.29x.

(2)  The debt service coverage ratio on cash flow including the Note B is 1.23x.

--------------------------------------------------------------------------------
                              TENANT INFORMATION(1)
--------------------------------------------------------------------------------

                     RATINGS      TOTAL       % OF      RENT     POTENTIAL    % POTENTIAL      LEASE
   TOP TENANTS      FITCH/S&P   TENANT SF   TOTAL SF     PSF        RENT           RENT     EXPIRATION
-----------------   ---------   ---------   --------   ------   -----------   -----------   ----------

UBS .............   AA+/AA+      276,079      54.7%    $38.33   $10,581,975       53.9%     12/31/2020
Purdue Pharma ...   Not Rated    228,392      45.3     $39.62     9,047,951       46.1      12/31/2020
                                 -------     -----              -----------      -----
TOTAL ...........                504,471     100.0%             $19,629,926      100.0%

(1)  Information obtained from underwritten rent roll except for Ratings
     (Fitch/S&P) and unless otherwise stated. Credit Ratings are of the parent company whether or not the parent guarantees the lease. Calculations with respect to Rent PSF, Potential Rent and % Potential Rent include base rent only and exclude common area maintenance and reimbursements.

--------------------------------------------------------------------------------
                              TENANT INFORMATION(1)
--------------------------------------------------------------------------------

                     # OF LEASES   EXPIRING     % OF     CUMULATIVE     CUMULATIVE     BASE RENT
YEAR OF EXPIRATION     EXPIRING       SF      TOTAL SF    TOTAL SF    % OF TOTAL SF     EXPIRING
------------------   -----------   --------   --------   ----------   -------------   -----------

2020 .............         2        504,471    100.0%      504,471        100.0%      $19,629,926
                         ---        -------    -----
TOTAL ............         2        504,471    100.0%

(1)  Information obtained from underwritten rent roll.

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       45

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-3
--------------------------------------------------------------------------------

                               ONE STAMFORD FORUM
--------------------------------------------------------------------------------

                         SUMMARY OF SIGNIFICANT TENANTS

The two tenants, representing 100% of the total net rentable square feet are:

o    UBS (NYSE: "UBS") (rated "AA+" by Fitch and "AA+" by S&P) leases 276,079 square feet (54.7% of square feet, 53.9% of rental income) under a 15-year lease expiring on December 31, 2020. The current blended rental rate per square foot of $38.33 increases to $40.41 in lease years six to ten and
     $44.35 in lease years 11 to 15. The total of all options to renew the lease shall not exceed 30 years.

     UBS will take occupancy in the following phases:

     Phase 1 - second and third floors with a January 1, 2006 commencement date, rent commencing the later of November 1, 2006 or 300 days after the commencement date. UBS is currently in occupancy of Phase 1. Phase 2 -
     fourth and fifth floors with an April 1, 2007 commencement date, rent commencing the later of February 1, 2008 or 300 days after the commencement date. UBS is currently in occupancy of Phase 2. Phase 3 - sixth and seventh floors with an April 1, 2008 commencement date, rent commencing the later of February 1, 2009 or 300 days after the commencement date. Phase 4 -
     eighth floor on the first anniversary of the notice of election to lease the eighth floor as long as UBS gives notice of election to lease the eighth floor on or before April 1, 2007.

     If UBS elects to lease the eighth floor, they may elect to lease the ninth and tenth floors.

     During the first three years of the One Stamford Forum Mortgage Loan, free rent under the UBS lease will terminate in stages upon occupancy of its space by UBS. Until the time of rent commencement for each floor for UBS,
     Purdue Pharma (see below) will be responsible for paying the rent on the
     UBS space.

     UBS provides financial services worldwide under wealth management, asset management and investment banking and securities businesses. The wealth management business includes estate planning, corporate finance advice and banking services. The asset management business consists of investment solutions to financial intermediaries and institutional investors. The investment banking and securities business offers equity, equity-linked and equity derivative products to primary and secondary markets. In addition,
     UBS offers comprehensive banking and securities services for corporations, institutional investors, public entities and foundations, and financial institutions worldwide. UBS employs approximately 70,000 people. As of the fiscal year ended December 31, 2005, UBS reported revenue of approximately
     $76.3 billion, net income of $10.7 billion and stockholder equity of $39.5 billion.

o    PURDUE PHARMA (not rated) occupies 228,392 square feet (45.3% of square feet, 46.1% of rental income) under a 15-year lease expiring on December
     31, 2020. The current blended rental rate per square foot of $39.62 increases to $41.61 in lease years six to ten and $43.19 in lease years 11 to 15. There are no options to renew the lease. Purdue Pharma is a privately owned pharmaceuticals company headquartered at the One Stamford
     Forum Mortgage Property. Purdue Pharma is primarily known for its pioneering research on easing persistent pain. Other therapeutic areas include respiratory diseases, oncology and bacterial infections.
     Non-prescription products include laxatives, microbicides, antibiotic ointments and nutraceuticals. Purdue Pharma focuses on serving the evolving needs of healthcare providers, patients and caregivers with prescription and non-prescription medicines. Besides the Stamford location, Purdue
     Pharma has research laboratories in Cranbury and Totowa, New Jersey,
     Wilson, North Carolina, and Coventry, Rhode Island.

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       46

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-3
--------------------------------------------------------------------------------

                               ONE STAMFORD FORUM
--------------------------------------------------------------------------------

                             ADDITIONAL INFORMATION

THE LOAN:

o    The One Stamford Forum Mortgage Loan, is a $100 million, ten-year fixed rate loan secured by a first mortgage on an office building located in
     Stamford, Fairfield County, Connecticut. The One Stamford Forum Mortgage
     Loan matures on July 1, 2016 and accrues interest at an annual rate, rounded to three decimal places, of 6.373%.

THE BORROWER:

o    The One Stamford Forum Borrower is One Stamford Realty L.P., a Delaware
     limited partnership and a single purpose bankruptcy remote entity with at least one independent director for which the One Stamford Forum Borrower's legal counsel has provided a non-consolidation opinion. Equity ownership is held by 50.0% by Beacon Trust Company Ltd., 49.9% by Leslie J. Schreyer,
     Stephen A. Ives and Thomas Russo, and 0.1% by Rosebay Medical Company L.P.,
     a Delaware limited partnership. The borrower principals are Beacon Company
     (Delaware), a Delaware general partnership, and Leslie J. Schreyer, Stephen
     A. Ives and Thomas Russo, as trustees of the 1974 Irrevocable Trust B under a Trust Agreement dated November 5, 1974 F.B.O. Beverly Sackler, et al, an irrevocable trust.

o    As of December 31, 2005, Beacon Company (Delaware) reported a net worth of
     $269.2 million and the 1974 Irrevocable Trust B reported a net worth of
     $88.0 million. The borrower principals are controlled by the Dr. Raymond
     Sackler and Dr. Mortimer Sackler, brothers and founders of Purdue Pharma.

THE PROPERTY:

o    The One Stamford Forum Mortgaged Property consists of a fee simple interest in a Class "A" central business district office building built in 1972 and most recently renovated in 2000. The ten-story improvements contain 504,471 net rentable square feet and are situated on 6.05 acres. Building amenities include a two-story atrium, full service cafeteria, fitness room, raised floor data center and a 200-seat auditorium. Additional improvements include a three-level underground parking garage containing 1,058 parking spaces.

o    The One Stamford Forum Mortgaged Property is located in downtown Stamford, bordered by Interstate 95 to the north and two blocks from the Metro North
     Train Station.

o    The One Stamford Forum Mortgaged Property underwent a complete renovation in that was completed in 2000 as the cost of $61 million. The renovation included replacement of all interior finishes and fixtures, replacement of the majority of the mechanical systems, facade reglazing, upgrades to the elevator, electrical system, and fire protection system, and installation of the sprinkler system.

o    The One Stamford Forum Borrower is generally required at its sole cost and expense to keep the One Stamford Forum Mortgaged Property insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy.

PROPERTY MANAGEMENT:

o    The One Stamford Forum Mortgaged Property is self-managed by the borrower principals.

RESERVES:

o    The One Stamford Forum Borrower deposited $10,000,000 into a "UBS Reserve
     Account" at loan closing. Provided that no event of default exists under the One Stamford Forum Loan, the mortgagee is required to disburse the UBS reserve account funds to the One Stamford Forum Borrower on the scheduled payment date occurring in August 2009, provided that as a condition precedent to such disbursement, the One Stamford Forum Borrower provides
     (i) an Officer's Certificate from the One Stamford Forum Borrower in form and substance reasonably acceptable to the mortgagee certifying to the mortgagee that UBS is paying the full, contractual, unabated rent under the
     UBS lease for all the space UBS has elected to take under the UBS lease and that the UBS lease is in full force and effect with no defaults thereunder and (ii) an estoppel certificate from UBS in the form attached to the UBS lease certifying to the mortgagee, among other things, that UBS is paying the full rent under the UBS lease for all the space UBS elected to take under the UBS lease.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    A $34,000,000 Note B to be held outside of the Trust.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    Not Allowed.

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       47

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-3
--------------------------------------------------------------------------------

                               ONE STAMFORD FORUM
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       48

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-3
--------------------------------------------------------------------------------

                                 REPUBLIC PLACE
--------------------------------------------------------------------------------

                               [4 PHOTOS OMITTED]

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       49

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-3
--------------------------------------------------------------------------------

                                 REPUBLIC PLACE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

LOAN SELLER:                       Bank of America
LOAN PURPOSE:                      Acquisition
ORIGINAL PRINCIPAL BALANCE:        $96,000,000
FIRST PAYMENT DATE:                May 1, 2006
TERM/AMORTIZATION:                 120/360 months
INTEREST ONLY PERIOD:              60 months
MATURITY DATE:                     April 1, 2016
EXPECTED MATURITY BALANCE:         $89,862,266
BORROWING ENTITY:                  Ford Republic, LLC;
                                   Washington Republic, LLC
INTEREST CALCULATION:              Actual/360
CALL PROTECTION:                   Lockout: 60 payments GRTR 1% PPMT or Yield
                                   Maintenance: 54 payments
                                   Open: 6 payments
UP-FRONT RESERVES:
   TAX RESERVE:                    Yes
   TI/LC RESERVE(1):               $4,500,000
ONGOING MONTHLY RESERVES:
   TAX RESERVE:                    Yes
  REPLACEMENT RESERVE(2):          $4,892
LOCKBOX:                           Hard

(1)  The Republic Place Borrower has established the "International Union of
     Bricklayers Leasing Reserve Account" to cover the potential costs associated with releasing space to be vacated by the International Union of
     Bricklayers on December 31, 2006.

(2)  The monthly deposit shall be reduced to $1,797 commencing on May 1, 2014.

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------

CUT-OFF DATE BALANCE:              $96,000,000
CUT-OFF DATE LTV:                  75.0%
MATURITY DATE LTV:                 70.2%
UNDERWRITTEN DSCR:                 1.03x
INTEREST ONLY DSCR(1):             1.23x
MORTGAGE RATE:                     5.940%

(1)  Underwritten DSCR during partial Interest Only Period.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

PROPERTY TYPE:                     Office
PROPERTY SUB-TYPE:                 Central Business District
LOCATION:                          Washington, D.C.
YEAR BUILT/RENOVATED:              1987/2002
NET RENTABLE SQUARE FEET:          213,475
CUT-OFF BALANCE PSF:               $450
OCCUPANCY AS OF APRIL 17, 2006:    98.5%
OWNERSHIP INTEREST:                Fee
PROPERTY MANAGEMENT:               Gates Hudson & Associates
U/W NET CASH FLOW:                 $7,101,632
APPRAISED VALUE:                   $128,000,000

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       50

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-3
--------------------------------------------------------------------------------

                                 REPUBLIC PLACE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------

                                         FULL YEAR      FULL YEAR      FULL YEAR
                                       (12/31/2003)   (12/31/2004)   (12/31/2005)   UNDERWRITTEN
                                       ------------   ------------   ------------   ------------

Effective Gross Income .............    $8,910,321     $9,016,343     $9,819,487    $10,995,163
Total Expenses .....................    $3,013,404     $2,832,779     $3,341,254    $ 3,620,123
Net Operating Income (NOI) .........    $5,896,917     $6,183,564     $6,478,233    $ 7,375,040
Cash Flow (CF) .....................    $5,896,917     $6,183,564     $6,478,233    $ 7,101,632
DSCR on NOI ........................          0.86x          0.90x          0.94x          1.07x
DSCR on CF .........................          0.86x          0.90x          0.94x          1.03x

--------------------------------------------------------------------------------
                              TENANT INFORMATION(1)
--------------------------------------------------------------------------------

                                            RATINGS      TOTAL       % OF
TOP TENANTS                                FITCH/S&P   TENANT SF   TOTAL SF
----------------------------------------   ---------   ---------   --------

International Union of Bricklayers .....   Not Rated     53,706      25.2%
Nuclear Energy Institute, Inc. .........   Not Rated     45,814      21.5
Regus Business Centre Corp. ............   Not Rated     22,558      10.6
Merrill Communications, LLC ............   Not Rated     13,244       6.2
                                                        -------      ----
TOTAL ..................................                135,322      63.4%

                                            RENT       POTENTIAL   % POTENTIAL      LEASE
TOP TENANTS                                  PSF         RENT          RENT      EXPIRATION
----------------------------------------   ------     ----------   -----------   ----------

International Union of Bricklayers .....   $52.00(2)  $2,792,712      28.2%      12/31/2006
Nuclear Energy Institute, Inc. .........   $43.70      2,001,943      20.2       12/31/2012
Regus Business Centre Corp. ............   $46.59      1,050,977      10.6       06/30/2009
Merrill Communications, LLC ............   $44.97        595,544       6.0       10/31/2008
                                                      ----------      ----
TOTAL ..................................              $6,441,177      65.0%

(1)  Information obtained from underwritten rent roll except for Ratings
     (Fitch/S&P) and unless otherwise stated. Credit Ratings are of the parent company whether or not the parent guarantees the lease. Calculations with respect to Rent PSF, Potential Rent and % Potential Rent include base rent only and exclude common area maintenance and reimbursements.

(2)  The underwritten rent per square foot assumes that the space will, upon lease expiration, be relet at market rental rates. The International Union of Bricklayers currently pays rent per square foot of $40.42.

--------------------------------------------------------------------------------
                           LEASE ROLLOVER SCHEDULE(1)
--------------------------------------------------------------------------------

                     # OF LEASES   EXPIRING     % OF     CUMULATIVE     CUMULATIVE     BASE RENT
YEAR OF EXPIRATION     EXPIRING       SF      TOTAL SF    TOTAL SF    % OF TOTAL SF    EXPIRING
------------------   -----------   --------   --------   ----------   -------------   ----------

2006 .............         2         54,921     25.7%       54,921         25.7%      $2,848,772
2007 .............         4         15,088      7.1        70,009         32.8%      $  667,727
2008 .............         4         18,061      8.5        88,070         41.3%      $  790,865
2009 .............         7         43,210     20.2       131,280         61.5%      $1,962,371
2010 .............         5         27,008     12.7       158,288         74.1%      $1,201,542
2012 .............         5         47,638     22.3       205,926         96.5%      $2,086,431
2015 .............         1          4,276      2.0       210,202         98.5%      $  191,864
Vacant ...........        --          3,273      1.5       213,475        100.0%      $  153,812
                         ---        -------    -----
TOTAL ............        28        213,475    100.0%

(1)  Information obtained from underwritten rent roll.

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       51

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-3
--------------------------------------------------------------------------------

                                 REPUBLIC PLACE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         SUMMARY OF SIGNIFICANT TENANTS
--------------------------------------------------------------------------------

The four largest tenants, representing 63.1% of the total net rentable square feet are:

o    INTERNATIONAL UNION OF BRICKLAYERS (not rated) occupies 53,706 square feet
     (25.2% of square feet, 28.2% of rental income) under a ten-year lease expiring on December 31, 2006. International Union of Bricklayers has given notice that it intends to vacate its space upon lease expiration. At closing the Republic Place Mortgage Borrower deposited $4,500,000 into the
     "International Union of Bricklayers Leasing Reserve Account" to cover any costs associated with re-leasing the space.

o    NUCLEAR ENERGY INSTITUTE, INC. (not rated) occupies 45,814 square feet
     (21.5% of square feet, 20.2% of rental income) under a 25-year lease expiring on December 31, 2012. The rental rate increases annually by 2%.
     There is one five-year option to renew the lease with the rental rate determined at 95% of the then fair market. The Nuclear Energy Institute is the policy organization of the nuclear energy and technologies industry that participates in both the national and global policy-making process.
     The Nuclear Energy Institute's objective is to ensure the formation of policies that promote the beneficial uses of nuclear energy and technologies in the United States and around the world.

o    REGUS BUSINESS CENTRE CORP. (not rated) occupies 22,558 square feet (10.6%
     of square feet, 10.6% of rental income) under a ten-year lease expiring on
     June 30, 2009. The rental rate increases annually by 2%. There are no options to renew the lease. Regus Business Centre offers existing businesses and small start-up businesses office space, meeting rooms and video conferencing rooms to assist businesses in their daily activities.
     Regus Business Centre offers clients IT services, including desktop publishing, and administrative support.

o    MERRILL COMMUNICATIONS, LLC (not rated) occupies a total of 13,244 square feet (6.2% of square feet, 6.0% of rental income) under two leases of various terms, of which one is an 18-year lease for 9,866 square feet and one is a five-year lease for 3,378 square feet, both expiring on October
     31, 2008. The rental rates increase annually by 2%. There are no options to renew the leases. Merrill Communications provides outsourced business communication and information management services to clients in the legal, financial services, insurance and real estate industries. Merrill
     Communication's services include preparing and delivering electronic filings to the Securities and Exchange Commission, producing annual reports and creating other time-sensitive documents. Merrill Communications also offers business printing, graphic design and fulfillment services.

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       52

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-3
--------------------------------------------------------------------------------

                                 REPUBLIC PLACE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             ADDITIONAL INFORMATION
--------------------------------------------------------------------------------
THE LOAN:

o    The Republic Place Mortgage Loan is a $96.0 million, ten-year fixed rate loan secured by a first mortgage on an office building located in
     Washington, D.C. The Republic Place Mortgage Loan is interest only for the first five years of the loan term, matures on April 1, 2016 and accrues interest at an annual rate of 5.940%.

THE BORROWER:

o    The Republic Place Borrowers are Washington Republic, LLC (62.5%) and Ford
     Republic, LLC (37.5%) as tenants in common, both of which are Delaware limited liability companies and single purpose bankruptcy remote entities with at least two independent directors for which the Republic Place
     Borrowers' legal counsel has delivered non-consolidation opinions. Equity ownership of Washington Republic, LLC is held 100% by Washington
     Properties, LLC, a Delaware limited liability company. Equity ownership of
     Ford Republic, LLC is held 100% by Equity Ford, LLC, a Delaware limited liability company. The borrower principal is Ralph Dweck.

o    Mr. Dweck has 33 years of experience in the ownership and acquisition of commercial real estate in the Washington, D.C. area. Mr. Dweck has developed or acquired approximately 4.0 million square feet of office, warehouse and retail space together with approximately 3,500 multifamily units. Mr. Dweck has acquired approximately $500 million in office space in the Washington, D.C. area over the past two years.

THE PROPERTY:

o    The Republic Place Mortgaged Property consists of a fee simple interest in a Class "A" office building built in 1987. The ten-story improvements contain 213,475 net rentable square feet and are situated on 0.62 acres.
     Additional improvements consist of a parking garage containing 127 parking spaces. Building amenities include a concierge, rooftop terrace, an exercise facility with men's and women's locker rooms, two restaurants and tenant-accessed balconies. The Republic Place Mortgaged Property is currently occupied by 19 office tenants ranging in size from 1,824 to
     53,706 square feet and five retail tenants ranging in size from 943 to
     5,260 square feet.

o    The Republic Place Mortgaged Property is located in the Washington, D.C.
     market and the Central Business District submarket, which contains approximately 31.9 million square feet of office space with an average occupancy level of 92.8% and an average full-service rental rate per square foot of $50.39 and an average triple net rental rate per square foot of
     $37.19. The Republic Place Mortgaged Property is located approximately two blocks from the White House.

o    The Republic Place Borrower is generally required at its sole cost and expense to keep the Republic Place Mortgaged Property insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy.

PROPERTY MANAGEMENT:

o    Gates Hudson & Associates manages the Republic Place Mortgaged Property.
     Gates Hudson & Associates, founded in 1980 and headquartered in Washington,
     D.C., currently manages approximately 2.7 million square feet of office space and approximately 7,800 multifamily units located in the Washington,
     D.C. market. Jones Lang LaSalle handles the leasing. Jones Lang LaSalle, founded in 1963 and headquartered in Chicago, currently manages more than
     2,000 commercial real estate properties totaling approximately 927 million square feet. Jones Lang LaSalle has offices in more than 100 markets on five continents employing more than 22,000 people.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    Not Allowed.

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       53

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-3
--------------------------------------------------------------------------------

                                 REPUBLIC PLACE
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       54

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-3
--------------------------------------------------------------------------------

                                 RUSHMORE MALL
--------------------------------------------------------------------------------

                               [4 PHOTOS OMITTED]

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       55

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-3
--------------------------------------------------------------------------------

                                  RUSHMORE MALL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

LOAN SELLER:                       Bank of America
LOAN PURPOSE:                      Refinance
ORIGINAL PRINCIPAL BALANCE:        $94,000,000
FIRST PAYMENT DATE:                July 1, 2006
TERM/AMORTIZATION:                 120/0 months
INTEREST ONLY PERIOD:              120 months
MATURITY DATE:                     June 1, 2016
EXPECTED MATURITY BALANCE:         $94,000,000
BORROWING ENTITY:                  SM Rushmore Mall, LLC
INTEREST CALCULATION:              Actual/360
CALL PROTECTION:                   Lockout/Defeasance:
                                   113 payments
                                   Open: 7 payments
FUTURE MEZZANINE DEBT              Yes
LOCKBOX:                           Hard

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------

CUT-OFF DATE BALANCE:              $94,000,000
CUT-OFF DATE LTV:                  80.0%
MATURITY DATE LTV:                 80.0%
UNDERWRITTEN DSCR:                 1.31x
MORTGAGE RATE:                     5.794%

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

PROPERTY TYPE:                     Retail
PROPERTY SUB-TYPE:                 Anchored
LOCATION:                          Rapid City, South
                                   Dakota
YEAR BUILT/RENOVATED:              1978/1993
NET RENTABLE SQUARE FEET:          737,725
CUT-OFF BALANCE PSF:               $127
OCCUPANCY AS OF MARCH 31, 2006:    95.4%
OWNERSHIP INTEREST:                Fee
PROPERTY MANAGEMENT:               Macerich Management
                                   Company
UNDERWRITTEN NET CASH FLOW:        $7,251,832
APPRAISED VALUE:                   $117,500,000

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       56

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-3
--------------------------------------------------------------------------------

                                  RUSHMORE MALL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------

                                         FULL YEAR      FULL YEAR      FULL YEAR
                                       (12/31/2003)   (12/31/2004)   (12/31/2005)   UNDERWRITTEN
                                       ------------   ------------   ------------   ------------

Effective Gross Income .............   $11,349,780    $10,848,658    $11,688,562    $11,893,042
Total Expenses .....................   $ 4,032,438    $ 3,987,321    $ 4,115,550    $ 4,131,598
Net Operating Income (NOI) .........   $ 7,317,342    $ 6,861,337    $ 7,573,012    $ 7,761,445
Cash Flow (CF) .....................   $ 7,317,342    $ 6,861,337    $ 7,573,012    $ 7,251,832
DSCR on NOI ........................          1.33x          1.24x          1.37x          1.41x
DSCR on CF .........................          1.33x          1.24x          1.37x          1.31x

--------------------------------------------------------------------------------
                              TENANT INFORMATION(1)
--------------------------------------------------------------------------------

                                        RATINGS      TOTAL       % OF      RENT    POTENTIAL   % POTENTIAL      LEASE
TOP TENANTS                            FITCH/S&P   TENANT SF   TOTAL SF    PSF       RENT          RENT      EXPIRATION
------------------------------------   ---------   ---------   --------   -----   ----------   -----------   ----------

Sears ..............................     BB/BB+     124,215      16.8%    $2.82   $  350,286       4.8%      09/30/2009
J.C. Penney ........................   BBB-/BBB-     89,909      12.2     $3.65      328,168       4.5       08/31/2008
Herberger's ........................     CCC/B+      88,977      12.1     $5.75      511,618       7.0       01/31/2008
Hobby Lobby Creative Center ........   Not Rated     66,000       8.9     $5.75      379,500       5.2       08/31/2009
                                                    -------      ----             ----------      ----
TOTAL ..............................                369,101      50.0%            $1,569,572      21.4%

(1)  Information obtained from underwritten rent roll except for Ratings
     (Fitch/S&P) and unless otherwise stated. Credit Ratings are of the parent company whether or not the parent guarantees the lease. Calculations with respect to Rent PSF, Potential Rent and % of Potential Rent include base rent only and exclude common area maintenance and reimbursements.

--------------------------------------------------------------------------------
                           LEASE ROLLOVER SCHEDULE(1)
--------------------------------------------------------------------------------

                                                                      CUMULATIVE
                     # OF LEASES   EXPIRING     % OF     CUMULATIVE     % OF        BASE RENT
YEAR OF EXPIRATION     EXPIRING       SF      TOTAL SF    TOTAL SF     TOTAL SF     EXPIRING
------------------   -----------   --------   --------   ----------   ----------   ----------

2006 .............         4         12,219      1.7%       12,219        1.7%     $   99,372
2007 .............         5         11,231      1.5        23,450        3.2%     $  190,194
2008 .............        10        202,054     27.4       225,504       30.6%     $1,402,147
2009 .............        19        279,238     37.9       504,742       68.4%     $2,064,358
2010 .............         8         56,570      7.7       561,312       76.1%     $  605,274
2011 .............         6         18,447      2.5       579,759       78.6%     $  388,579
2012 .............         2          3,855      0.5       583,614       79.1%     $   97,696
2013 .............         7          9,502      1.3       593,116       80.4%     $  373,849
2014 .............         9         24,652      3.3       617,768       83.7%     $  515,128
2015 .............         3         10,351      1.4       628,119       85.1%     $  183,235
2016 .............         7         16,591      2.2       644,710       87.4%     $  395,188
2017 .............         1          7,217      1.0       651,927       88.4%     $   76,572
2018 .............         1         23,500      3.2       675,427       91.6%     $  235,000
MTM ..............         9         29,423      4.0       704,850       95.5%     $  196,393
Vacant ...........        --         32,875      4.5       737,725      100.0%     $  502,988
                         ---        -------    -----
TOTAL ............        91        737,725    100.0%

(1)  Information obtained from underwritten rent roll.

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       57

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-3
--------------------------------------------------------------------------------

                                  RUSHMORE MALL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         SUMMARY OF SIGNIFICANT TENANTS
--------------------------------------------------------------------------------

The four largest tenants, representing 50.0% of the total net rentable square feet are:

o    SEARS (NASDAQ: "SHLD") (rated "BB" by Fitch and "BB+" by S&P) occupies
     124,215 square feet (16.8% of square feet, 4.8% of rental income) under a five-year lease renewal period expiring on September 30, 2009. The current rental rate per square foot of $2.82 remains constant throughout the renewal period. There are two five-year options remaining to renew the lease. Sears is also required to pay percentage rent equal to 2.5% of sales in excess of $14,000,000, 2.0% of sales in excess of $15,500,000 and 1.5%
     of sales in excess of $16,500,000. Sears Holdings Corporation operates as a retailer in the United States and Canada. Sears operates full-line stores that offer an array of products, including home appliances, consumer electronics, tools, fitness, lawn and garden equipment, automotive services and products, such as tires and batteries, and home fashion products, as well as apparel, footwear, health, beauty, pantry, household products and toys. The Kmart segment operates stores that offer general merchandise, including products sold under labels, such as Jaclyn Smith, Joe Boxer and
     Martha Stewart Everyday, as well as in-store pharmacies. Sears operates approximately 3,900 full-line and specialty retail stores in the United
     States and Canada and employs approximately 355,000 people. As of the fiscal year ended January 28, 2006, Sears Holdings Corporation reported revenue of approximately $49.1 billion, net income of $858.0 million and stockholder equity of $11.6 billion.

o    J.C. PENNEY (NYSE: "JCP") (rated "BBB-" by Fitch and "BBB-" by S&P)
     occupies 89,909 square feet (12.2% of square feet, 4.5% of rental income)
     under a five-year lease renewal period expiring on August 31, 2008. The rental rate per square foot of $3.65 remains constant throughout the renewal period. There are three five-year options remaining to renew the lease. J.C. Penney is also required to pay percentage rent equal to 1.5% of sales in excess of $16,408,400. J.C. Penney is a multi-line retailer selling family apparel, jewelry, shoes, accessories and home furnishings.
     J.C. Penney operates 1,021 department stores located in 49 states and
     Puerto Rico. J.C. Penney employs approximately 151,000 people. As of the fiscal year ended January 28, 2006, J.C. Penney reported revenue of approximately $18.8 billion, net income of $1.1 billion and stockholder equity of $4.0 billion.

o    HERBERGER'S (Bon-Ton Stores, NASDAQ: "BONT") (rated "CCC" by Fitch and "B+"
     by S&P) occupies 88,977 square feet (12.1% of square feet, 7.0% of rental income) under a 15-year lease expiring on January 31, 2008. The current rental rate per square foot of $5.75 remains constant throughout the term.
     There are four five-year options to renew the lease. Herberger's is also required to pay percentage rent equal to the amount by which 2.5% of sales exceeds $17,054,000. Herberger's operates more than 40 department stores located throughout the Midwest. Herberger's offers an assortment of apparel and accessories for men, women, teens and children. Selections include both famous designers and the Herberger's own exclusive collections. Herberger's is an operating division of Bon-Ton Stores. Bon-Ton Stores offers an assortment of apparel and accessories for women, men and children, intimate apparel, footwear, cosmetics and home furnishings. Bon-Ton Stores operates
     279 stores located in 23 states under the Bon-Ton, Bergner's, Boston Store,
     Carson Pirie Scott, Elder-Beerman, Herberger's and Younkers brand names.
     Bon-Ton Stores employs approximately 33,500 people. As of the fiscal year ended January 28, 2006, Bon-Ton Stores reported revenue of approximately
     $1.3 billion, net income of $26.0 million and stockholder equity of $292.1 million.

o    HOBBY LOBBY CREATIVE CENTER (not rated). Hobby Lobby Creative Center occupies 66,000 square feet (8.9% of square feet, 5.2% of rental income)
     under a ten-year lease expiring on August 31, 2009 with two five-year renewal options. The current rental rate of $5.75 per square foot increases to $6.25 per square foot for the first renewal period and increases to
     $6.75 per square foot for the second renewal period. Hobby Lobby Creative
     Center, started in 1972, has expanded to 378 stores in 29 states (as of
     July 2006) with projected sales of 1.65 billion dollars in 2006. Hobby
     Lobby Creative Centers departments carry products that include crafts, hobbies, picture framing, jewelry making, fashion fabrics, floral, cards &
     party, baskets, wearable art, home accents, and holiday supplies.

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       58

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-3
--------------------------------------------------------------------------------

                                  RUSHMORE MALL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             ADDITIONAL INFORMATION
--------------------------------------------------------------------------------

THE LOAN:

o    The Rushmore Mall Mortgage Loan is a $94.0 million, ten-year fixed rate loan secured by a first mortgage on a regional mall located in Rapid City,
     Pennington County, South Dakota. The Rushmore Mall Mortgage Loan is
     interest only for the entire loan term, matures on June 1, 2016 and accrues interest at an annual rate of 5.794%.

THE BORROWER:

o    The Rushmore Mall Borrower is SM Rushmore Mall, LLC, a Delaware limited liability company and a single purpose bankruptcy remote entity with at least two independent members for which the Rushmore Mall Borrower's legal counsel has delivered a non-consolidation opinion. Equity ownership is held
     100% by SDG Macerich Properties, L.P., a Delaware limited partnership.
     Through a series of intermediate ownership levels, equity ownership is eventually held 50% each by Simon Property Group, L. P. and The Macerich
     Partnership.

o    Simon Property Group, Inc. (NYSE: "SPG") (rated "BBB+" by Fitch and "A-" by
     S&P), the largest publicly traded real estate investment trust in North
     America, is engaged in the ownership, operation, leasing, management, acquisition, expansion and development of real estate properties, primarily regional malls, outlet centers and community shopping centers. Simon
     Property Group, Inc. owns or holds an interest in 296 properties consisting of 172 regional malls, 30 outlet centers, 71 community shopping centers and
     23 other properties containing a total of approximately 200 million square feet located in 39 states and Puerto Rico. Simon Property Group, Inc. also has interests in 12 parcels of land held in the United States for future development, 51 European shopping centers located in France, Italy, Poland and Portugal, four outlet centers located in Japan, one outlet center located in Mexico and one community shopping center located in Canada.
     Simon Property Group, Inc. provides leasing, management and development services to its properties. Simon Property Group, Inc. employs approximately 3,000 people. As of the fiscal year ended December 31, 2005,
     Simon Property Group, Inc. reported revenue of approximately $3.2 billion, net income of $475.7 million and stockholder equity of $4.3 billion.

o    The Macerich Company (NYSE: "MAC") (not rated) is a real estate investment company engaged in the acquisition, ownership, development, redevelopment, management and leasing of regional malls and community shopping centers.
     The Macerich Company owns or holds an interest in 98 properties consisting of 76 regional malls, 20 community shopping centers and two development/redevelopment projects containing a total of 80.0 million square feet located throughout the United States. The Macerich Company employs approximately 4,500 people. As of the fiscal year ended December
     31, 2005, the Macerich Company reported revenue of approximately $767.4 million, net income of $71.7 million and stockholder equity of $827.1 million.

THE PROPERTY:

o    The Rushmore Mall Mortgaged Property consists of a fee simple interest in a regional mall built in 1978 and most recently renovated in 1993. The collateral improvements containing a total of 737,725 gross leasable square feet situated on 80.71 acres consist of the Sears, J.C. Penney and
     Herberger's anchor tenant buildings and the in-line mall stores.

o    There are approximately 87 in-line tenants ranging in size from 150 to
     66,000 square feet. Tenants over 8,000 square feet are Hobby Lobby Creative
     Center, Scheels All Sports, Toys "R" Us, Rushmore VII, Old Navy, Lady Foot
     Locker/Kids Foot Locker, The Gap/Gap Kids and Red Lobster. The in-line tenants together occupy 58.9% of the total square feet and contribute 83.7%
     of the gross potential rental income. Target (101,559 square feet) is a non-collateral, ground leased shadow anchor tenant. Including Target, there is a total of 839,284 square feet in the Rushmore Mall.

o    The Rushmore Mall Mortgaged Property is located in the north central portion of the Rapid City metropolitan statistical area, approximately seven miles west of Ellsworth Air Force Base. Land uses in the area include retail, hotel, and industrial. Interstate 90 lies just south of the
     Rushmore Mall Mortgaged Property.

o    The Rushmore Mall Borrower is generally required at its sole cost and expense to keep the Rushmore Mall Mortgaged Property insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy.

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       59

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-3
--------------------------------------------------------------------------------

                                  RUSHMORE MALL
--------------------------------------------------------------------------------

PROPERTY MANAGEMENT:

o    Macerich Management Company manages the Rushmore Mall Mortgaged Property.
     Macerich Management Company, founded in 1964 and headquartered in Santa
     Monica, California, currently manages 76 regional malls containing approximately 80 million square feet.

COLLATERAL RELEASES AND SUBSTITUTION:

o    The Rushmore Mall Borrower may, on a one-time basis, obtain a release of the lien of the mortgage encumbering Rushmore Mall Mortgaged Property
     ("Release Property") by substituting therefor another retail property of like kind and quality acquired by the Rushmore Mall Borrower (the "New
     Property"). In addition, any such substitution is permitted upon the satisfaction of the following terms and conditions including, without limitation: (a) Simon Property Group, Inc. or Macerich Company or an
     affiliate thereof, or a combination of them controls the Rushmore Mall
     Borrower; (b) no event of default exists (other than an event of default which would be cured by the substitution of the New Property); (c) receipt by the mortgagee of a FIRREA appraisal of the New Property by a national appraisal firm dated no more than 180 days prior to the substitution, indicating that the fair market value of the New Property is not less than
     110% of the greater of (i) the appraised value of the Release Property and
     (ii) the fair market value of the Release Property as of the date immediately preceding the substitution; (d) the net operating income for the New Property for the four calendar quarters preceding the substitution date (in the aggregate) is greater than 115% of the net operating income for the Release Property for the four calendar quarters immediately preceding the substitution date (in the aggregate); and (e) the mortgagee will receive confirmation from the rating agencies that such substitution will not result in a downgrade, withdrawal or qualification of any ratings issued, or to be issued, in connection with a securitization involving the
     Rushmore Mall Mortgage Loan.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    The Rushmore Mall Borrower is permitted to incur mezzanine financing upon the satisfaction of the following terms and conditions including, without limitation: (a) no event of default has occurred and is continuing; (b) a permitted mezzanine lender originates such mezzanine financing; (c) the mezzanine lender will have executed a subordination and intercreditor agreement in form and substance reasonably satisfactory to the mortgagee;
     (d) the amount of such mezzanine loan will not exceed an amount which, when added to the outstanding principal balance of the Rushmore Mall Mortgage
     Loan, results in a maximum loan-to-value ratio greater than 80% and a minimum debt service coverage ratio less than 1.25x; and (e) the mortgagee will receive confirmation from the rating agencies that such mezzanine financing will not result in a downgrade, withdrawal or qualification of any ratings issued, or to be issued, in connection with a securitization involving the Rushmore Mall Mortgage Loan.

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       60

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-3
--------------------------------------------------------------------------------

                                  RUSHMORE MALL
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       61

                      (This Page Intentionally Left Blank)

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-3
--------------------------------------------------------------------------------

                            FBI REGIONAL HQ BUILDING
--------------------------------------------------------------------------------

                               [2 PHOTOS OMITTED]

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       62

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-3
--------------------------------------------------------------------------------

                            FBI REGIONAL HQ BUILDING
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

LOAN SELLER:                       Bank of America
LOAN PURPOSE:                      Refinance
ORIGINAL PRINCIPAL BALANCE:        $90,000,000
FIRST PAYMENT DATE:                July 1, 2006
TERM/AMORTIZATION:                 120/360 months
MATURITY DATE:                     June 1, 2016
EXPECTED MATURITY BALANCE:         $75,323,697
BORROWING ENTITY:                  FBI Chicago Partners, LLC
INTEREST CALCULATION:              Actual/360
CALL PROTECTION:                   Lockout/Defeasance:
                                   116 payments
                                   Open: 4 payments
EXISTING MEZZANINE DEBT:           $30,000,000 mezzanine
                                   loan
FUTURE MEZZANINE DEBT:             Yes
LOCKBOX:                           Hard

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------

CUT-OFF DATE BALANCE:              $89,815,875
CUT-OFF DATE LTV:                  46.1%
MATURITY DATE LTV:                 38.6%
UNDERWRITTEN DSCR:                 2.07x
MORTGAGE RATE(1):                  5.490%
SHADOW RATING (FITCH/S&P):         AAA/AA-

(1)  The interest rate was rounded to three decimal places.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

PROPERTY TYPE:                     Office
PROPERTY SUB-TYPE:                 Suburban
LOCATION:                          Chicago, Illinois
YEAR BUILT/RENOVATED:              2006/NAP
NET RENTABLE SQUARE FEET:          429,728
CUT-OFF BALANCE PSF:               $209
OCCUPANCY AS OF AUGUST 1, 2006:    100.0%
OWNERSHIP INTEREST:                Fee
PROPERTY MANAGEMENT:               Quorum Real Estate
                                   Services Corporation
UNDERWRITTEN NET CASH FLOW:        $12,685,596
APPRAISED VALUE:                   $195,000,000

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       63

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-3
--------------------------------------------------------------------------------

                            FBI REGIONAL HQ BUILDING
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------

                                                                    UNDERWRITTEN
                                                                    ------------
Effective Gross Income ..........................................   $19,548,327
Total Expenses ..................................................   $ 6,798,272
Net Operating Income (NOI) ......................................   $12,750,055
Cash Flow (CF) ..................................................   $12,685,596
DSCR on NOI .....................................................          2.08x
DSCR on CF ......................................................          2.07x

--------------------------------------------------------------------------------
                              TENANT INFORMATION(1)
--------------------------------------------------------------------------------

                                             RATINGS      TOTAL       % OF      RENT     POTENTIAL    % POTENTIAL      LEASE
TOP TENANTS                                 FITCH/S&P   TENANT SF   TOTAL SF     PSF        RENT          RENT      EXPIRATION
-----------------------------------------   ---------   ---------   --------   ------   -----------   -----------   ----------

United States of America -- GSA .........    AAA/AAA     429,728     100.0%    $45.49   $19,548,327      100.0%     03/31/2020
                                                         -------     -----              -----------      -----
TOTAL ...................................                429,728     100.0%             $19,548,327      100.0%

(1)  Information obtained from underwritten rent roll except for Ratings
     (Fitch/S&P) and unless otherwise stated. Credit Ratings are of the parent company whether or not the parent guarantees the lease. Calculations with respect to Rent PSF, Potential Rent and % Potential Rent include base rent only and exclude common area maintenance and reimbursements.

--------------------------------------------------------------------------------
                           LEASE ROLLOVER SCHEDULE(1)
--------------------------------------------------------------------------------

                                                                      CUMULATIVE
                     # OF LEASES   EXPIRING     % OF     CUMULATIVE      % OF       BASE RENT
YEAR OF EXPIRATION     EXPIRING       SF      TOTAL SF    TOTAL SF     TOTAL SF      EXPIRING
------------------   -----------   --------   --------   ----------   ----------   -----------

2020 .............         1        429,728    100.0%      429,728      100.0%     $19,548,327
                         ---        -------    -----
TOTAL ............         1        429,728    100.0%

(1)  Information obtained from underwritten rent roll.

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       64

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-3
--------------------------------------------------------------------------------

                            FBI REGIONAL HQ BUILDING
--------------------------------------------------------------------------------

                         SUMMARY OF SIGNIFICANT TENANTS

The single tenant representing 100.0% of the total net rentable square feet is:

o    UNITED STATES OF AMERICA -- GSA Federal Bureau of Investigation ("FBI")
     (rated "AAA" by Fitch and "AAA" by S&P) occupies 429,728 square feet
     (100.0% of square feet, 100.0% of rental income) under a 14-year lease expiring on March 31, 2020. The rental rate per square foot of $45.49 remains constant during the initial lease term. There are two ten-year options to renew the lease with the rental rate per square feet increasing to $48.92 per square foot and $52.22 per square foot respectively. The FBI is the investigative arm of the United States Department of Justice. The
     FBI protects and defends the United States against terrorist and foreign intelligence threats, upholds and enforces the criminal laws of the United
     States, and provides leadership and criminal justice services to federal, state, municipal, and international agencies and partners. FBI Special
     Agents and support personnel organize and coordinate FBI activities around the world. The FBI collects, analyzes and sends information to field offices, state and municipal police departments, and other federal agencies, such as the Department of Homeland Security. The FBI operates out of 56 field offices and 400 satellite offices.

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       65

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-3
--------------------------------------------------------------------------------

                            FBI REGIONAL HQ BUILDING
--------------------------------------------------------------------------------

                             ADDITIONAL INFORMATION

THE LOAN:

o    The FBI Regional HQ Building Mortgage Loan is a $90.0 million, ten-year fixed rate loan secured by a first mortgage on an office building located in Chicago, Cook County, Illinois. The FBI Regional HQ Building Mortgage
     Loan matures on June 1, 2016 and accrues interest at an annual rate, rounded to three decimal places, of 5.490%.

THE BORROWER:

o    The FBI Regional HQ Building Borrower is FBI Chicago Partners, LLC, a
     Delaware limited liability company and a single purpose bankruptcy remote entity with at least one independent director for which the FBI Regional HQ
     Building Borrower's legal counsel has delivered a non-consolidation opinion. Equity ownership is held 50% each by FBI CP Investors, LLC, a
     Delaware limited liability company, as the Member of the FBI Regional HQ
     Building Borrower and Ness Chicago, LLC, an Illinois limited liability company.

o    Equity ownership of FBI CP Investors, LLC is eventually held 45% by John W.
     Higgins, 30% by Thomas R. Samuels, 20% by Thomas A. Finnerty and 5% by
     Dietrich A. Knoer. Equity ownership of Ness Chicago, LLC is eventually held
     100% by United Services Automobile Association.

o    The sponsor of the FBI Regional HQ Building Mortgage Loan is Higgins
     Development Partners. Higgins Development Partners is headquartered in
     Chicago, with additional offices located in Washington, D.C., San Francisco and Toronto. Higgins Development Partners delivers comprehensive real estate development services to a wide range of corporate, institutional and public sector clients throughout North America. Projects include office and industrial buildings, life-science and technology facilities, government and institutional facilities, bio-medical laboratories, law enforcement and other highly secure facilities, and mixed-use land development projects.

THE PROPERTY:

o    The FBI Regional HQ Building Mortgaged Property consists of a fee simple interest in a Class "A" urban office building constructed in 2006. Situated on 10.87 acres the build-to-suit improvements consist of a ten-story main building and a one-story annex building containing a total of 429,728 net rentable square feet. Security includes 24-hour camera surveillance, automated entry door controls with card readers, exterior wall blast resistance and a pedestrian and vehicle perimeter barrier. The building is fully sprinklered and a high-rise life safety fire alarm system is installed. Additional improvements include a two-level underground parking garage containing 595 spaces and a two-level above ground parking garage containing 190 spaces for a total of 785 spaces, all of which are secured.
     Five elevators serve the main building and three elevators serve the underground parking garage.

o    The FBI Regional HQ Building is located approximately 3.5 miles west of downtown Chicago in the Illinois Medical District. The District includes
     560 acres of medical research facilities, laboratories, bio-technology business incubators, universities and over 40 healthcare related facilities. Institutions include Rush-Presbyterian-St. Luke's Medical
     Center, University of Illinois Medical Center, Cook County Health Services
     and the Westside Veterans Administration Medical Center.

o    The FBI Regional HQ Building Borrower is generally required at its sole cost and expense to keep the FBI Regional HQ Building Mortgaged Property insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy.

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       66

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-3
--------------------------------------------------------------------------------

                            FBI REGIONAL HQ BUILDING
--------------------------------------------------------------------------------

PROPERTY MANAGEMENT:

o    Quorum Real Estate Services Corporation d/b/a USAA Realty Company manages the FBI Regional HQ Building Mortgaged Property. USAA Realty Company,
     founded in 1976 and headquartered in Arlington, Virginia, currently manages approximately 35 million square feet of commercial properties.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    The FBI Regional HQ Building Borrower has incurred mezzanine financing
     ("Existing Mezzanine Loan") in the amount of $30,000,000 that is held outside the Trust. The Existing Mezzanine Loan is subject to an intercreditor agreement. The 36-month, adjustable rate, interest only
     Existing Mezzanine Loan is secured by a pledge of the direct and/or indirect ownership interests in the FBI Regional HQ Building Borrower.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    In the event that the Existing Mezzanine Loan is repaid prior to the maturity of the FBI Regional HQ Building Mortgage Loan, FBI Regional HQ
     Building Borrower is permitted to incur mezzanine financing ("New Mezzanine
     Loan") upon the satisfaction of the following terms and conditions, including without limitation: (a) no event of default has occurred and is continuing; (b) a permitted mezzanine lender originates such mezzanine financing; (c) the mezzanine lender will have executed an intercreditor agreement in form and substance reasonably acceptable to the mortgagee; (d)
     to the extent that the New Mezzanine Loan will be in excess of $30,000,000, the amount of such New Mezzanine Loan will not exceed an amount which, when added to the outstanding principal balance of the FBI Regional HQ Building
     Mortgage Loan, results in a maximum loan-to-value ratio greater than 75%
     and a minimum debt service coverage ratio (as calculated by the mortgage on a trailing 12-month basis) less than 1.05x; and (e) the mortgagee will have received confirmation from the rating agencies that such mezzanine financing will not result in a downgrade, withdrawal or qualification of the ratings issued, or to be issued, in connection with a securitization involving the FBI Regional HQ Building Mortgage Loan.

     Proceeds of the Mezzanine Loan or a New Mezzanine Loan may be used with respect to any expansion of the FBI Regional HQ Building Mortgaged Property undertaken at the request of the FBI.

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       67

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-3
--------------------------------------------------------------------------------

                            FBI REGIONAL HQ BUILDING
--------------------------------------------------------------------------------

                                 [MAP OMITTED]

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       68

                      (This Page Intentionally Left Blank)

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-3
--------------------------------------------------------------------------------

                                ONE CAMPUS DRIVE
--------------------------------------------------------------------------------

                               [3 PHOTOS OMITTED]

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       69

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-3
--------------------------------------------------------------------------------

                                ONE CAMPUS DRIVE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

LOAN SELLER:                       Bank of America
LOAN PURPOSE:                      Refinance
ORIGINAL PRINCIPAL BALANCE:        $80,000,000
FIRST PAYMENT DATE:                June 1, 2006
TERM/AMORTIZATION:                 120/0 months
INTEREST ONLY PERIOD:              120 months
MATURITY DATE:                     May 1, 2016
EXPECTED MATURITY BALANCE:         $80,000,000
BORROWING ENTITY:                  One Campus Drive LL, LLC
INTEREST CALCULATION:              Actual/360
CALL PROTECTION:                   Lockout/Defeasance:
                                   116 payments
                                   Open: 4 payments
ONGOING MONTHLY RESERVES:
   TI/LC RESERVE(1)                $53,098
LOCKBOX:                           Hard

(1)  The TI/LC Reserve is capped at $3,770,000.

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------

CUT-OFF DATE BALANCE:              $80,000,000
CUT-OFF DATE LTV:                  74.8%
MATURITY DATE LTV:                 74.8%
UNDERWRITTEN DSCR:                 1.39 x
MORTGAGE RATE(1):                  6.151%

(1)  The interest rate was rounded to three decimal places.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

PROPERTY TYPE:                     Office
PROPERTY SUB-TYPE:                 Suburban
LOCATION:                          Parsippany, New
                                   Jersey
YEAR BUILT/RENOVATED:              1979/1996
NET RENTABLE SQUARE FEET:          377,000
CUT-OFF DATE BALANCE PSF:
                                   $212
OCCUPANCY AS OF AUGUST 1, 2006:    100.0%
OWNERSHIP INTEREST:                Fee
PROPERTY MANAGEMENT:               Cendant Corporation
UNDERWRITTEN NET CASH FLOW:        $6,947,240
APPRAISED VALUE:                   $107,000,000

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       70

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-3
--------------------------------------------------------------------------------

                                ONE CAMPUS DRIVE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------

                                 FULL YEAR
                                (12/31/2005)   UNDERWRITTEN
                                ------------   ------------
Effective Gross Income ......    $7,238,412     $ 7,700,225
Total Expenses ..............    $   44,005     $    88,202
Net Operating Income (NOI) ..    $7,194,406     $ 7,612,023
Cash Flow (CF) ..............    $7,194,406     $ 6,947,240
DSCR on NOI .................          1.44x           1.53x
DSCR on CF ..................          1.44x           1.39x

--------------------------------------------------------------------------------
                              TENANT INFORMATION(1)
--------------------------------------------------------------------------------

                                 RATINGS      TOTAL       % OF      RENT     POTENTIAL   % POTENTIAL      LEASE
TOP TENANTS                     FITCH/S&P   TENANT SF   TOTAL SF     PSF       RENT           RENT     EXPIRATION
-----------------------------   ---------   ---------   --------   ------   ----------   -----------   ----------

Cendant Corporation .........   BBB+/BBB+    377,000     100.0%    $21.50   $8,105,500      100.0%     10/31/2013
                                             -------     -----              ----------      -----
TOTAL .......................                377,000     100.0%             $8,105,500      100.0%

(1)  Information obtained from underwritten rent roll except for Ratings
     (Fitch/S&P) and unless otherwise stated. Credit Ratings are of the parent company whether or not the parent guarantees the lease. Calculations with respect to Rent PSF, Potential Rent and % Potential Rent include base rent only and exclude common area maintenance and reimbursements.

--------------------------------------------------------------------------------
                           LEASE ROLLOVER SCHEDULE(1)
--------------------------------------------------------------------------------

                       # OF                                                            BASE
                      LEASES    EXPIRING   % OF TOTAL   CUMULATIVE   CUMULATIVE %      RENT
YEAR OF EXPIRATION   EXPIRING      SF          SF        TOTAL SF     OF TOTAL SF    EXPIRING
------------------   --------   --------   ----------   ----------   ------------   ----------

2013 .............       1       377,000     100.0%       377,000       100.0%      $8,105,500
                       ---       -------     -----
TOTAL ............       1       377,000     100.0%

(1)  Information obtained from underwritten rent roll.

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       71

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-3
--------------------------------------------------------------------------------

                                ONE CAMPUS DRIVE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         SUMMARY OF SIGNIFICANT TENANTS
--------------------------------------------------------------------------------

The single tenant representing 100.0% of the total net rentable square feet is:

o    CENDANT CORPORATION (rated "BBB+ by Fitch and "BBB+" by S&P) occupies
     377,000 square feet (100.0% of the square feet, 100.0% of rental income)
     under a 12-year lease expiring on October 31, 2013. The current rental rate per square foot of $21.50 increases to $24.00 on November 1, 2011. There are two options to renew the lease for five or ten years, as Cendant
     Corporation may elect. Cendant Operations is an operating division of
     Cendant Corporation. Cendant Corporation provides real estate and travel services primarily in the United States and the United Kingdom. Cendant
     Operations operates in five segments: Real Estate Services, Hospitality
     Services, Timeshare Resorts, Travel Distribution Services and Vehicle
     Rental.

o    The Real Estate Services segment franchises real estate brokerage businesses. The Hospitality Services segment franchises hotels under various brand names, as well as facilitates the exchange of vacation ownership intervals. The Timeshare Resorts segment sells and markets vacation ownership interests, as well as provides property management services to property owners associations. The Travel Distribution Services segment markets, sells and distributes travel and travel-related products and services to traditional and online travel agents on behalf of travel suppliers, such as airlines, hotels and car rental companies. The Vehicle
     Rental segment operates and franchises Avis and Budget vehicle rental businesses.

o    Cendant Corporation has announced plans to break the existing company into four publicly traded companies: Real Estate Services, Hospitality
     (including Timeshare), Travel Distribution and Vehicle Rental. Following
     Cendant Corporation's planned division (expected to occur in July 2006), the One Campus Drive Mortgaged Property will become the headquarters of
     Realogy, the Real Estate Services company. Cendant Corporation's real estate franchise business is the world's largest franchisor of real estate brokerage companies. Cendant Corporation's brand names are among the most well known and established real estate brokerage companies in the industry and include Coldwell Banker (3,800 franchises, 125,000 sales associates),
     Coldwell Banker Commercial (160 franchises, 1,400 sales associates),
     Century 21 (7,900 franchises, 143,000 sales associates), ERA (2,800 franchises, 36,600 sales associates) and Sotheby's International Realty
     (220 franchises, 5,100 sales associates). As of the fiscal year ended
     December 31, 2005, Cendant Corporation reported revenue of approximately
     $18.2 billion, net income of $1.3 billion and stockholder equity of $11.3 billion.

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       72

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-3
--------------------------------------------------------------------------------

                                ONE CAMPUS DRIVE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             ADDITIONAL INFORMATION
--------------------------------------------------------------------------------
THE LOAN:

o    The One Campus Drive Mortgage Loan is an $80.0 million, ten-year fixed rate loan secured by a first mortgage on an office building located in
     Parsippany, Morris County, New Jersey. The One Campus Drive Mortgage Loan
     is interest only for the entire loan term, matures on May 1, 2016 and accrues interest at an annual rate, rounded to three decimal places, of
     6.151%.

THE BORROWER:

o    The One Campus Drive Borrower is One Campus Drive LL, LLC, a Delaware
     limited liability company and single purpose bankruptcy remote entity with at least two independent directors for which the One Campus Drive
     Borrower's legal counsel has delivered a non-consolidation opinion. Though a series of intermediate ownership levels, equity ownership is eventually held 100% by Investcorp International Realty, Inc. The borrower principal is Investcorp Properties Limited.

o    Investcorp Properties Limited is involved in the acquisition of real estate properties on behalf of foreign investors. Investcorp Properties Limited is part of Investcorp Group, which acts as a principal and an intermediary in investment transactions around the world. Investcorp Properties Limited specializes in four lines of business: private equity corporate investment in North America and Western Europe, real estate investment in North
     America, technology investment in North America and Western Europe, and global asset management. Investcorp Group investment products are offered to institutional and individual clients. Since its founding in 1982,
     Investcorp Group has arranged investments with a combined value of approximately $30.0 billion.

THE PROPERTY:

o    The One Campus Drive Mortgaged Property consists of a fee simple interest in a Class "A" suburban office building built in 1979 and most recently renovated in 1996. In addition, in 2001 Cendant invested approximately $8.0 million in capital improvements/tenant improvements. The three-story improvements contain 377,000 net rentable square feet and are situated on
     40.64 acres. Building amenities include a full service kitchen/cafeteria, gift shop, fitness center with locker facilities, banking facilities, a nurses office, beauty salon, employee training rooms and copy center.

o    The One Campus Drive Mortgaged Property is located within the Mack Cali
     Business Campus, which consists of 23 office buildings containing a total of approximately 3.3 million square feet, of which 2.9 million square feet is Class "A" space.

o    The One Campus Drive Borrower is generally required at its sole cost and expense to keep the One Campus Drive Mortgaged Property insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy.

PROPERTY MANAGEMENT:

o    The One Campus Drive Mortgaged Property is managed by Cendant Corporation.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    Not Allowed.

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       73

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-3
--------------------------------------------------------------------------------

                                ONE CAMPUS DRIVE
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       74

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-3
--------------------------------------------------------------------------------

                            PHOENIX AIRPORT MARRIOTT
--------------------------------------------------------------------------------

                               [4 PHOTOS OMITTED]

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       75

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-3
--------------------------------------------------------------------------------

                            PHOENIX AIRPORT MARRIOTT
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

LOAN SELLER:                       Bank of America
LOAN PURPOSE:                      Refinance
ORIGINAL PRINCIPAL BALANCE:        $71,025,000
FIRST PAYMENT DATE:                July 1, 2006
TERM/AMORTIZATION:                 120/360 months
MATURITY DATE:                     June 1, 2016
EXPECTED MATURITY BALANCE:         $60,868,343
BORROWING ENTITY:                  Columbia Properties Phoenix, L.P.
INTEREST CALCULATION:              Actual/360
CALL PROTECTION:                   Lockout/Defeasance:
                                   117 payments
                                   Open: 3 payments
UP-FRONT RESERVES:
   TAX RESERVE:                    Yes
 ONGOING MONTHLY RESERVES:
   TAX RESERVE:                    Yes
   REPLACEMENT RESERVE(1):         77,973
LOCKBOX:                           Hard

(1)  To be recalculated annually based upon 1/12th of 4% of the operating income for the trailing 12-month period.

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------

CUT-OFF DATE BALANCE:              $70,903,384
CUT-OFF DATE LTV:                  74.9%
MATURITY DATE LTV:                 64.3%
UNDERWRITTEN DSCR:                 1.44x
MORTGAGE RATE:                     6.293%

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

PROPERTY TYPE:                     Hotel
PROPERTY SUB-TYPE:                 Full Service
LOCATION:                          Phoenix, Arizona
YEAR BUILT/RENOVATED:              1999/NAP
NO. OF KEYS:                       345
CUT-OFF DATE BALANCE PER KEY:      $205,517
OCCUPANCY AS OF
   FEBRUARY 28, 2006:              68.1%
OWNERSHIP INTEREST:                Fee
PROPERTY MANAGEMENT:               Columbia Sussex Corporation
UNDERWRITTEN NET CASH FLOW:        $7,597,904
APPRAISED VALUE:                   $94,700,000

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       76

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-3
--------------------------------------------------------------------------------

                            PHOENIX AIRPORT MARRIOTT
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------

                                         FULL YEAR      FULL YEAR     TRAILING 12
                                       (12/31/2004)   (12/31/2005)   (02/28/2006)   UNDERWRITTEN
                                       ------------   ------------   ------------   ------------

Effective Gross Income .............   $15,240,300    $17,575,400    $18,030,312    $18,713,567
Total Expenses .....................   $ 8,916,853    $ 9,916,271    $10,071,167    $10,179,984
Net Operating Income (NOI) .........   $ 6,323,447    $ 7,659,129    $ 7,959,145    $ 8,533,582
Cash Flow (CF) .....................   $ 6,323,420    $ 7,659,129    $ 7,959,145    $ 7,597,904
DSCR on NOI ........................          1.20x          1.45x          1.51x          1.62x
DSCR on CF .........................          1.20x          1.45x          1.51x          1.44x

--------------------------------------------------------------------------------
                             OPERATIONAL STATISTICS
--------------------------------------------------------------------------------

                                                            TRAILING 12
                                       2004       2005     (02/28/2006)   UNDERWRITTEN
                                     --------   --------   ------------   ------------

Average Daily Rate (ADR) .........   $128.01    $136.33      $138.59        $142.50
Occupancy ........................      61.0%      67.0%        68.1%          70.0%
RevPAR ...........................   $ 78.07    $ 91.30      $ 94.32        $ 99.75
Penetration Rate(1) ..............     131.3%     136.6%       141.1%          NAP

(1)  RevPAR Penetration Rated based on a December 31, 2005 Smith Travel Research
     Report.

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       77

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-3
--------------------------------------------------------------------------------

                            PHOENIX AIRPORT MARRIOTT
--------------------------------------------------------------------------------

                             ADDITIONAL INFORMATION

THE LOAN:

o    The Phoenix Airport Marriott Mortgage Loan is a $71.0 million, ten-year fixed rate loan secured by a first mortgage on a full service Marriott hotel located in Phoenix, Maricopa County, Arizona. The Phoenix Airport
     Marriott Loan matures on June 1, 2016 and accrues interest at an annual rate of 6.293%.

THE BORROWER:

o    The Phoenix Airport Marriott Borrower is Columbia Properties Phoenix, L.P.,
     an Ohio limited partnership and a single purpose bankruptcy remote entity with at least two independent directors for which the Phoenix Airport
     Marriott Borrower's legal counsel has delivered a non-consolidation opinion. Equity ownership is held 99% by CSC Holdings, LLC and 1% by CP
     Phoenix GP, LLC, both of which are Ohio limited liability companies.
     Through a series of intermediate ownership levels, equity ownership is eventually held by William J. Yung. The borrower principal is Columbia
     Sussex Corporation.

o    Columbia Sussex Corporation is one of the largest privately held hotel owners in the United States. Founded in 1972 by Mr. Yung, Columbia Sussex
     Corporation initially owned Days Inns and Holiday Inns, which were eventually sold. Currently, Columbia Sussex Corporation owns and operates
     83 full service hotels located in the United States, Canada, Grand Caymans and the Virgin Islands totaling approximately 27,600 rooms under the
     Marriott family (41), Holiday Inn/Crowne Plaza (12), Wyndham (9) and other brand names (21). Columbia Sussex Corporation is the largest Marriott franchisee in the United States and operates the top ranked Marriott hotel located in Myrtle Beach, South Carolina and the top ranked Westin hotel located in Las Vegas, Nevada measured by customer satisfaction.

THE PROPERTY:

o    The Phoenix Airport Marriott Mortgaged Property consists of a fee simple interest in a 345-room full service Marriott hotel built in 1999. The
     12-story improvements contain 241,071 net rentable square feet and are situated on 7.10 acres. The room mix is 235 kings and 110 double/doubles.

o    Room furnishings include desk with chair, lounge chair, dresser, nightstands and lamps. Room amenities include remote control cable television, two telephone lines and high-speed Internet access. Phoenix
     Airport Marriott Mortgaged Property amenities include a full-service restaurant, bar lounge, eight meeting rooms containing a total of 18,332 square feet of flexible space, outdoor patio pool and whirlpool, business center, fitness room and a concierge lounge located on the 12th floor.

o    The Phoenix Airport Marriott Borrower is generally required at its sole cost and expense to keep the Phoenix Airport Marriott Mortgaged Property insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy.

PROPERTY MANAGEMENT:

o    The Phoenix Airport Marriott Mortgaged Property is self-managed by Columbia
     Sussex Corporation.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    Not allowed.

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       78

BANC OF AMERICA COMMERCIAL MORTGAGE INC.,

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-3
--------------------------------------------------------------------------------

                            PHOENIX AIRPORT MARRIOTT
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. See "Important Notice Regarding the
Offered Certificates" in this free writing prospectus.

                                       79

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